                                                                  EXHIBIT 99.1



                                   DATED                       1997
                                   --------------------------------




                                THE MANAGERS             (1)
                               TIMELINE, INC.            (2)
                                 JEAN HARVEY             (3)
                        TIMELINE EUROPE LIMITED          (4)




                             ----------------------

                             SUBSCRIPTION AGREEMENT
                                 RELATING TO AN
                                   INVESTMENT
                                       IN
                            TIMELINE EUROPE LIMITED

                             ----------------------



Browne Jacobson
44 Castle Gate
Nottingham
NG1 7BJ

Tel:     (0115) 950-0055
Fax:     (0115) 947-5246
DX:      10007 Nottingham





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                                    CONTENTS


1.       Definitions and Interpretation

2.       Conditions

3.       Completion

4.       Warranties

5.       Board Meetings And Financial Information

6.       Undertakings

7.       Investor Director

8.       Subscription for Shares alter Completion

9.       Restrictive Covenants

10.      Obligation to Reveal Consideration

11.      General Provisions

12.      Notices

13.      Governing Law And Jurisdiction

14.      Set Off


Schedule 1:      Managers
Schedule 2:      The Company
Schedule 3:      Warranties
Schedule 4:      Directors' Resignation Letter
Schedule 5:      Supplemental Deed
Schedule 6:      Property
Schedule 7:      Warranty Limitations

Agreed Form Documents

Financial Projections
Management Accounts
New Articles (and related shareholder resolutions)
Service Agreements
Distributorship and Source Code License Agreement
Debenture
Charge on Shares
Deed of Acknowledgment
Tax Indemnity
Managers' Acknowledgments


AGREEMENT made the ___________________ day of ____________________1997.


BETWEEN:

(1) THE PERSONS whose names and addresses are set out in schedule 1 (together the "Managers" which expression shall extend to and include any of their respective personal representatives);

(2) TIMELINE INC a company incorporated in Washington and whose registered office is at 3055 Twelfth Avenue NE, Suite 106 Bellevue, Washington WA 98004 ("T.I.")

(3) JEAN HARVEY of 118 Field Lane, Burton on Trent, Staffordshire DE13 0NN ("the Investor" which expression shall include her successors in title to the A Ordinary Shares)

(4) TIMELINE EUROPE LIMITED details of which are set out in Schedule 2 ("the Company")

Background

         This Agreement has been entered into for the purpose of the Investor, the Managers and T.I. making an investment in the Company upon the terms and subject to the conditions contained in this Agreement and contains certain undertakings and warranties made to induce the Investor to make such investment.

IT IS AGREED as follows:

1.       Definitions and Interpretation

         1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

         "ACT"                 the Companies Act 1985(as amended)

         "ACKNOWLEDGMENT"      the acknowledgment to be entered into by T.I.
                               and the Company in the Agreed Form

         "AGREED FORM"         in the form of the draft agreed on behalf of

                               each of the Managers, T.I. and the Investor and initialed on behalf of each of them for the purposes of identification;

         "THIS AGREEMENT"      this Agreement (including any schedule or
                               annexure to it and any document in the Agreed
                               Form) as varied from time to time pursuant to its terms;

         "A" ORDINARY SHARES"  "A" ordinary shares of L. 1 each in the capital of the Company the fights of which are set out in the New Articles;

         "BOARD" in relation to each Group Company, its board of directors from time to time;

         "BUSINESS DAY"        a day (other than a Saturday) on which banks are
                               open for the transaction of all normal sterling business in the City of London





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

         "CHARGE ON SHARES"    the charge over the shares in the Company held
                               by T.I. in the Agreed Form to be granted in favour of the Investor by T.I.

         "COMPLETION"          completion of the subscription for Shares in
                               accordance with clause 3;

         CONTROLLING INTEREST" an interest (within the meaning of schedule 13 part 1 and section 324 of the Act) in shares conferring in aggregate 50% or more of the total voting rights conferred by all the shares in the equity share capital of the Company for the time being in issue;

         "DEBENTURE"           the debenture in the agreed form to be granted
                               by the Company in favour of T.I.

         "DEFERRED SHARES"     deferred shares of L.1.00 each in the capital of
                               the Company, the rights of which are set out in the New Articles

         "DISCLOSURE LETTERS"  the letters of the same date as this Agreement from T.I. and the Managers to the Investor and the Company, together with any attachments, disclosing matters fiat are exceptions to the Warranties;

         "DISTRIBUTORSHIP AND  the distributorship and source  code license
          SOURCE CODE LICENSE  agreement in the Agreed Form to be entered into
          AGREEMENT"           between T.I. and the Company;

         "FINANCIAL            the financial projections for the Company in the
          PROJECTIONS"         Agreed Form;


         "GROUP" the Company and every company which is from lime to time a subsidiary or holding company of the Company or a subsidiary of any such holding company and "Group Company" means any one of them;

         "ICYA"                the Income and Corporation Taxes Act 1988;

         "INDEX" the General Index of Retail Prices for all items which is published in the United Kingdom in the Monthly Digest of Statistics by the Office for National Statistics or any replacement thereof;

         "INVESTOR"            the Investor and any person who is designated by
                               a Supplemental Deed to be an Investor pursuant to this Agreement;





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         "INVESTOR DIRECTOR"   any director appointed as a director of the
                               Company in accordance with clause 7 and/or pursuant to regulation 22 of the New Articles;

         "INVESTOR'S           Browne Jacobson of 44 Castle Gate, Nottingham
          SOLICITORS"          NG1 7BJ;


         "MANAGEMENT ACCOUNTS" the unaudited management accounts of the Company for the period from 1 April 1997 to 31 May 1997 in the Agreed Form;

         "NEW ARTICLES"        the new articles of association of the
                               Company in the Agreed Form to be adopted by the Company on or prior to Completion;

         "ORDINARY SHARES"     ordinary shares of L.1 each in the capital of
                               the Company the fights of which are set out in the New Articles;

         "PARTIES"             the parties to this Agreement and "Party" shall
                               mean any one of them;

         "PROPERTY"            the property brief details of which are set out
                               in schedule 5;

         "RELEVANT PERIOD"     the period of time during which the Investor
                               shall be the registered holder of any Shares in the Company,

         "RESTRICTED           the development marketing or supply of on-line
          ACTIVITIES"          analytical processing or any activities which
                               are competitive therewith;

         "SERVICE AGREEMENTS"  the service agreements between the Company and each of the Managers other than N. Pendse, I
                               McNaught-Davis and T Ellesmere in the Agreed
                               Form;

         "SHARES"              the "A" Ordinary Shares, Ordinary Shares and
                               Deferred Shares;

         "SUPPLEMENTAL DEED"   a deed substantially in the form of the draft
                               contained in schedule 5;

         "TAX INDEMNITY"       the indemnity in respect of taxation in the
                               Agreed Form to be given by T.I. in favour of the Company and the Investor

         "WARRANTIES"          the statements set out in schedule 3 and
                               "WARRANTY" means any one of them;

         "WARRANTY CLAIM"      a claim under the Warranties or Tax Indemnity
                               supported by notice to the party receiving the claim giving reasonable details which arc relevant to such claim and accompanied by the opinion of Counsel of not less than
                                        2 years standing as to the value of
                                        such claim

         1.2     In this Agreement, unless the context otherwise requires:

                 (a)      references to:

                          (i) "PERSON" shall be construed to include any individual, firm, body corporate, government or sure, association or partnership (whether or not having a separate legal personality);

                          (ii) any statute or statutory provisions will, unless the, context otherwise requires, be construed as including references to any earlier statute or the corresponding provisions of any earlier statute, whether repealed or not, directly or indirectly amended, consolidated, extended or replaced by such statute or provisions, or re-enacted in such statute or provisions, and to any subsequent statute or the corresponding provisions or any subsequent statute in force at any time prior to Completion directly or indirectly mending, consolidating, extending, replacing or re-enacting the same, and will include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provisions which are in force prior to Completion; and

                          (iii) clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are to subclauses and paragraphs of the clause or schedule in which they appear;

                 (b) except as set out in sub-clause 1.1, words and expressions defined in the Act or the New Articles shall have the same meaning when used in this Agreement;

                 (c) the index and the headings are for convenience only and shall not affect the construction of this Agreement;

                 (d) general words shall not be given a restrictive meaning:

                          (i) if they are introduced by the word "other" by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

                          (ii) by reason of the fact that they are followed by particular examples intended to be embraced by those general words;

                 (e) all covenants, agreements, undertakings, representations and warranties by more than one person are given jointly and severally; and

                 (f) the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

2.       CONDITIONS





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



         2.1 Save for the provisions of clauses 1, 2, 11 and 12, this Agreement is conditional upon the following matters being fulfilled to the satisfaction of the Investor (or being waived in writing by the Investor):

                 (a) T.I. have duly passed resolutions of the Company in the Agreed Form to adopt the New Articles and to increase the share capital and authorize the directors to allot shares to be subscribed for by the Investor, T.I. and the Managers pursuant to clause
                          3.1 and having delivered to the Investor a certified copy of them;

                 (b)      the Investor being satisfied with:

                          (i) the terms and extent of the disclosures in the Disclosure Letters; and

                          (ii)    the insurance cover of the Group;

                 (c) receipt by the Investor of the Financial Projections in terms satisfactory to the Investor.

         2.2 Each of the Managers, T.I. and the Company shall use his or its reasonable endeavors to ensure fulfillment of all the conditions precedent in sub-clause 2.1.

3.       Completion

         3.1 Immediately after fulfillment (or waiver) of the conditions precedent in sub-clause 2.1:

                 (a) the Investor shall apply and subscribe for 65,500 "A" Ordinary Shares at a total price of L.[194,999 and deliver that consideration to the Company on or before 8th July 1997 or as the Parties shall otherwise agree;

                 (b) T.I. shall execute and deliver to the Company and the Investor the Charge on Shares

                 (c) T.I. shall execute and deliver to the Company the Tax Indemnity

                 (d) The Company shall, and the managers shall procure that the Company shall, allot the shares subscribed for by the Investor credited as nil paid free from any lien, charge or encumbrance, enter the name of the Investor in the register of members of the Company as the holder of such shares and issue and deliver to the Investor share certificates in respect of such shares;

                 (e) Subject to the consent of the Company's existing bankers being obtained, the Company shall execute and deliver the Debenture to T.I.

                 (f) T.I. shall procure that John Calahan resigns as a director of the Company and Charles Osenbaugh resigns as director and secretary of the Company and that each such person delivers a letter to the Company in the form set out in Schedule 4.





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
                 (g) the accounting reference date of the Company shall be changed so that the current accounting reference period of the Company shall end on 30 June 1998 and each subsequent period shall end on 30 June in each year

                 (h) the Company shall pay to T.I. the aggregate sum of L.91,299.00 representing the first installment of the amounts owing under the Acknowledgment and the mount of L.42,868.98 outstanding on current account

                 (i) the Managers shall apply and subscribe for 22,000 Ordinary Shares at a price of [L.11.68] per Ordinary Share in the proportions set out in Schedule 1 and deliver the consideration to the Company by cheque at the times specified opposite each Managers name in
                          column [      ] of Schedule 1 or as the parties shall
                          otherwise agree;

                 (j) T.I. shall apply and subscribe for 12,499 Ordinary Shares at a price of L.[ ] per Ordinary Share the consideration for which will be the capitalization of
                          the sum of L.[     ] owed by the Company to T.I;

                 (k) the Company and the relevant Managers having entered into the Service Agreements;

                 (l) T.I. and the Company shall execute and deliver to the Investor the Acknowledgment;

                 (m) T.I. and the Company shall enter into the Distributorship and Source Code License Agreement;

                 (n) Carl Thomas shall be appointed an additional director of the Company.

                 (o) T.I. and the Managers shall deliver the Disclosure Letters to the Investor.

                 (p) The Managers shall deliver acknowledgments in the Agreed Form to the Investor.

         3.2 T.I. and each of the Managers undertakes to the Investor that he will exercise all rights, authorities, powers and votes as a shareholder to disapply any preemption fights on the issue of shares to the Investor pursuant to sub-clause 3.1(d) and clause 8.

         3.3     The allotment of shares to a Manager is conditional upon:

                 3.3.1 payment or satisfaction of the subscription price for the share in question;

                 3.3.2 the Manager executing and delivering this Agreement to the other parties.

                 3.3.3 in the case of Joanne Scully her entering into her Service Agreement and delivering an acknowledgment in the Agreed Form to the Investor.

         3.4 If a Manager ("the Absent Manager") does not enter into this Agreement within seven days of the date hereof then he shall be excluded from the references to the Managers hereunder and:

                 3.4.1 the remaining Managers shall be entitled by payment of the subscription price for those shares which were to be allotted to the Absent Manager within 21 days of the date hereof, to be allotted with such shares in proportion to the Ordinary Shares held by them; and

                 3.4.2 to the extent any of the subscription price for the ordinary shares which were to be allotted to the Absent Manager remains unpaid on the expiry of such 21 day period, the Investor shall be entitled on payment of the subscription price to the allotment of such shares.

         3.5 Notwithstanding the failure to execute this Agreement by one or more of the Managers on the date hereof, those Managers who do execute the Agreement agree to be bound by the provisions of this Agreement as between them and the other parties.

4.       Warranties

         4.1 For the purposes of this clause 4 only the expression "the Managers" shall not include William Seddon, Ian
                 McNaught-Davis, Tracy Ellesmere and Nigel Pendse.

         4.2 T.I; and each of the Managers jointly and severally represents, warrants and undertakes to the Investor and the Company that, at the date of this Agreement, each of the Warranties is true and accurate and acknowledges that the Investor has entered into this Agreement on the basis of and in full reliance upon the Warranties.

         4.3 The Company represents warrants and undertakes to the Investor that, at the date of this Agreement, each of the Warranties is true and accurate and acknowledges that the Investor has entered into this Agreement on the basis of and in full reliance upon the Warranties.

         4.4 Each of the Warranties is separate and independent and shall not be limited or restricted by reference to any other Warranty or any term of this Agreement and the Investor shall have a separate claim and right of action in respect of every breach save that payment of any claim shall to the extent of such payment, satisfy and preclude any other claim or claims which is or are capable of being made in respect of the same facts or circumstances.

         4.5 The Warranties are given subject only to those matters fully, fairly and clearly disclosed in the Disclosure Letters and the limitations set out in sub-clause 4.12 and Schedule 7.

         4.6 The remedies of the Investor in respect of any breach of the Warranties shall continue to subsist notwithstanding Completion.

         4.7 Save as provided in sub-clause 4.5, T.I, the Company and the Managers agree that the rights and remedies of the Investor in relation to any of the Warranties shall not be affected by any investigation made by or on behalf of the Investor nor shall any information of which the Investor has knowledge (actual or constructive) prejudice any claim made by the Investor in respect of the Warranties or operate to reduce any amount recoverable in respect of any claim under any of the Warranties.

         4.8 If T.I., the Company or a Manager becomes aware at any time of any matter or circumstance which would or might constitute a claim under any of the Warranties, T.I. the Company and/or the relevant Manager (as the case may be) shall procure that written notice and all reasonable particulars thereof are given as soon as reasonably practicable to the Investor. For the avoidance of doubt, neither the Company nor any of the Managers shall be liable under this clause 4.8 for failure to give notice of a matter or circumstances of which T.I. was aware but neither the Company nor any of the Managers were aware.

         4.9 Without prejudice to any rights of contribution existing between the Warrantors (as defined in Schedule 3) T.I., and each of the Managers and the Company agrees with the Investor to waive any right which he or it may have against any officer or employee of the Company (save where such officer or employee has acted fraudulently or willfully concealed information) on which or on whom he or it may have relied before agreeing to any term of this Agreement or authorizing any statement in the Disclosure Letter. T.I. and each of the Managers agrees with the Investor that he has, and will have, no right of contribution from the Company in relation to any claim brought against him for breach of any of the Warranties, whether or not such claim shall also be brought against the Company.

         4.10 Where any Warranty refers to the knowledge, information, belief or awareness (or similar qualifications), it shall be deemed to include an additional statement that it has been made after due and careful inquiry of:

                 4.10.1   in the ease of the Managers:

                          (a)     each Manager; and

                          (b)     the officers and senior managers of the
                                  Company; and

                          (c)     the professional advisors of the Company.


                 4.10.2 in the case of T.I.:

                          (a)     each Manager; and

                          (b) the officers and senior managers of the Company and T.I.; and

                          (c) the professional advisors of the Company and T.I.

         4.11 Interest shall accrue on any amount due and payable by T.I., a Manager or the Company to the Investor in respect of any claim under the Warranties, from the date which is the due date for payment until payment of such amount, at the rate of three per cent annum over the base rate of National Westminster Bank PLC from time to time as well after as before judgment.

         4.12 Save for claims in respect of any breach of the Warranties arising (or any delay in the discovery of which arises) as a result of fraud or willful non-disclosure:

                 (a) none of the Managers or the Company or T.I. shall be liable in respect of any claim or claims for breach of any of the Warranties unless:

                          (i) the aggregate liability for all such claims shall exceed the stun of L.10,000 whereupon the Company, T.I. and the Managers shall be liable for the whole of such liability and not merely the excess; and

                          (ii) he or it shall have been given written notice thereof (giving information regarding the specific matter in respect of which such claim is made) on or before (in the case of T.I.) the third anniversary of Completion (and in the case of the Managers) the date falling three months after the adoption of the accounts of the Company for the year ended 30 June 1999;

                 (b) the liability of the Company, T.I. and the Managers for all claims pursuant to the Warranties shall not exceed:

                          (i) in the case of each of the Managers, the amount listed opposite the Manager's nature under the heading "Warranty Cap" in Schedule 1 (but in the event that J Scully does not execute and deliver this Agreement to the Investor within 7 days of the date hereof, the maximum liability of the other Managers for all claims pursuant to the Warranties shall be increased by the amount set opposite her name in column 5 of Schedule 1, such liability being apportioned between the other Managers m the proportions to which the amount specified opposite their names in column 5 of Schedule 1 bears to the maximum amount of liability of the Managers for all claims pursuant to the warranties).

                          (ii)    in the case of the Company, L.1,000,000; and

                          (iii)   in the case of T.I., L.1,000,000

         4.13 It is agreed between the Parties that (without prejudice to any rights accruing to the Investor pursuant to any of the provisions of this Agreement and the other provisions of this clause 4) in the event of there being a Warranty Claim for which a Warrantor is liable, the Investor may (at its option) either require T.I. the Managers and/or the Company (as the case may be):

                 (a) to pay to the Company or, in the case of a liability to another person which has not been discharged, the person to whom the liability has been incurred, (i) an amount equal to any deficiency or liability of the Company which is greater than warranted and (ii) the amount by which any asset is worth less than as warranted; or

                 (b) to pay to the Investor an amount equal to the difference in the value of its shares subscribed for pursuant to this Agreement on the assumption there had been no breach of warranty and the actual value of her shares.

         4.14 Where the Company and the Investor have a claim under the Warranties in respect of the same subject matter, the Investor shall have an absolute discretion to decide whether the claim should be brought in the name of the Company or the Investor.

5.       Board Meetings and Financial Information

         5.1 The Managers and the Company shah procure that during the Relevant Period:

                 (a) meetings of the Board of each Group Company are held not less frequently than once every two calendar months (or at such lesser frequency as the Investor may agree in writing) and:

                          (i) not less than seven days' notice of all meetings of the Board (or a committee of the directors) specifying the business to be transacted at the meeting together with all written materials and other information given to directors in connection with such meetings; and

                          (ii) not later than fourteen days after all meetings of the Board (or of a committee of the directors), a copy of the minutes of such meetings duly signed by the Chairman,

                          are given to the Investor and, if appointed, the Investor Director;

                 (b) each Group Company keeps proper and up to date accounting, financial and other records in relation to its business and affairs, produces its accounts according to accounting policies agreed with the Investor and that such records shall be available at the principal place of business of the Company at all reasonable times and, upon giving reasonable notice, for inspection by the Investor;

                 (c) the budget for the period to 30 June 1998 shall (unless otherwise agreed by T.I. the Managers and the Investor) be that contained in the Financial Projections;

                 (d) not later than twenty-eight days before the commencement of the financial year commencing on 1st July 1998 and each subsequent financial year, a draft budget detailing forecast profit and loss account, cash flow and balance sheet information (broken down in each case into monthly periods and as to the assumptions behind the said budget and cash-flow forecast) for the Group for the ensuing financial year is supplied to the Investor and the Board For approval by the Investor pursuant to clause 6.1(q);

                 (e) the Investor and, if appointed, the Investor Director are supplied, within seven days of adoption by the Board, with the budget and cashflow forecasts for the Group;

                 (f) the following shall be provided to the Investor and, if appointed, the Investor Director:

                          (i) as soon as practicable (and in any event within twenty-one days of the end of each month) monthly management accounts of the (on a consolidated and individual, company basis) which shall consist of a balance sheet, profit and loss account and cashflow statement;

                          (ii)    (as soon as practicable) the audited
                                  consolidated and individual company accounts of the Croup, together with the notes thereto and the directors and auditors reports thereon and any auditors management letter given to any Group Company in respect of such accounts; and

                          (iii)   (as soon as practicable) such other
                                  information as to the financial affairs and business of each Group Company as the Investor may reasonably request from time to time and in particular (but without prejudice to the generality of the foregoing) to explain any variations between the budgeted and actual figures of that Group Company for any period;

                          (iv)    prompt notice of any breach of this
                                  Agreement, the New Articles, or the Service
                                  Agreements of which they become aware.

         5.2 If the Company or the Managers shall fail in any material respect to provide any of the information referred to in clause 5.1, the Investor may (without prejudice to any other rights it may have in respect of such breach) appoint an independent firm of accountants to produce such information or investigate the affairs of any Group Company at the Company's expense. The Company and the Managers shall procure that each Group Company shall afford or shall procure that there shall be afforded by any necessary third party or to any such firm such assistance (including unrestricted access to the books 0L. account of any Group Company) as such L. n-m may reasonably request.

6.       Undertakings

         6.1 T.I. and each of the Managers, and (so far as it may lawfully do so) the Company undertakes to the Investor to use its/his respective rights and powers, whether as shareholder, director or otherwise to procure so far as he/it is able that during the Relevant Period, except with the prior consent of the Investor no Group Company shall (save where required in accordance with the New Articles):

                 (a) create, allot or issue any further shares or any loan stock convertible into shares;

                 (b) grant or agree to grant to any person any option or right to subscribe for, or otherwise require the allotment or issue of, any shares or any loan stock convertible into shares;

                 (c) purchase, redeem, consolidate, reduce, sub-divide or convert any of its shares (issued or unissued, present or future) nor contract to do so save as contemplated by their respective articles of association;

                 (d) replace or amend its memorandum or articles of association;

                 (e) change its auditors, accounting reference date (save as contemplated herein) or the accounting policies, principles, practices or bases used in the preparation of its accounts unless a change is required by virtue of a new Financial Reporting Standard or other generally recognized accountancy standard or deviate from generally accepted accounting policies;

                 (f) effect a members voluntary winding-up or otherwise take any steps to have itself wound up;

                 (g) appoint a director to office or remove a director from office or any Group Company;

                 (h) declare or pay any dividend or other distribution or make or allow to be made any distribution to shareholders (as defined in ICTA) except for any dividends payable on the "A" Ordinary Shares in accordance with the New Articles and, (save where the Investor holds inexcess of 40% of the Equity Shares (as defined in the New Articles)) the Ordinary Shares, in accordance with the New Articles;

                 (i) acquire the whole or any significant part of the business or undertaking or the whole or any significant part of the shares in the capital of a company;

                 (j) make any material change e (including cessation) in the nature of its business as at Completion or in the case of a Group Company acquired or a business purchased after Completion, at the dale of such acquisition;

                 (k) (save as contemplated in the budget et for the relevant period agreed in writing with the investor) effect any expansion, development or evolution of its business (whether to be conducted as part of or in connection with its main business or ancillary to it) otherwise than through another Group Company;

                 (l) sale, transfer, lease, license, assign or otherwise dispose of (or agree so to do) the whole of its undertaking or any significant part of its assets whether by a single transaction or a series of transactions;

                 (m) create or permit to arise or continue any mortgage, charge, debenture or lien (except any lien arising in the ordinary course of trading) over the whole or any part of its assets, property or undertaking (other than those existing at Completion) or acquire by any means any assets which are already subject to any mortgage, charge, debenture or any such lien;

                 (n) make any loan or advance or provide any credit other than in the ordinary course of business or enter into any guarantee, collateral mortgage charge, debenture or other security (including any letter of set-off or postponement of obligations of any person or body or make a payment (other than in respect of approved employee expenses) on behalf of any body or person;

                 (o) enter into any lease, license, tenancy, hire purchase agreement, credit sale agreement, conditional sale agreement, equipment leasing agreement, factoring agreement, or agreements to discount invoices (together the "finance agreements") or otherwise borrow (including amounts raised by loan or overdraft) so that the total amount of the value of the finance agreements and/or the total amount of the borrowings of the Group exceeds the amount of credit or borrowings (as the case may be) provided for in the annual budget for that financial year approved by the Investor or, if no borrowings are shown in such budget. L.20,000;

                 (p) incur capital expenditure, whether or not in the ordinary course of business, in respect of a single item (or related series of item), or in any one financial year of an aggregate amount, in excess of ten per cent (10%) of the amount of such single or aggregate capital expenditure (as the case may be) provided for in the annual budget for that financial year approved by the Investor for the purposes of this sub-clause;

                 (q) approve any budget or business plan or make any material changes to any budget or business plan previously approved by the Investor (whether annual, six monthly, quarterly or relating to longer periods or otherwise);

                 (r) vary the terms of the Service Agreements (other than to comply with legislative requirements) or increase the emoluments payable to any of the Managers (other than any indexation increases permitted by the Service Agreements) or any senior employee (being an employee whose emoluments exceeds L.25,000 per annum) or any employee who is a connected person (within the meaning of section 839 ICTA) with a Manager;

                 (s) institute or adopt any share incentive, share option, SAYE, profit sharing, bonus, pension or retirement benefits scheme or arrangements for its employees generally or any of them or save in accordance with their Service Agreements, grant options or make, pay or procure benefits to any of the Managers under any such schemes or arrangements;

                 (t) pay any compensation for loss of office to a director, save pursuant to a decision or order of a court of competent jurisdiction or an industrial tribunal;

                 (u) enter into any transaction, arrangement or agreement with or for the benefit of any director or any person connected with him in any way whatsoever or agree to amend or vary the same, whether such variation or amendment is made in accordance with the terms of the same or otherwise;

                 (v)      enter into any contract or commitment:

                          (i) (save for maintenance contracts entered into in the ordinary course of business) which is incapable of complete performance in accordance with its terms within six months after the date on which it was entered into;

                          (ii)    which cannot readily be fulfilled or
                                  performed by the Group Company without undue or unusual expenditure of money or effort;

                          (iii) which involves expenditure or anticipated income equal to or in excess of ten percent (10%) (save for the grant by the Company of software licenses/distribution agreements where the applicable limit shall be 25%) of the total anticipated expenditure or total anticipated income of the Group for the financial year in question (as determined by reference to the budget for that financial year approved as such under this Agreement);

                          (iv) otherwise than in the ordinary course of business and on arm's length terms;

                 (w) fail adequately to insure and keep insured the relevant Group Company and all of its property and assets against all risks as are usually insured by prudent companies carrying on similar businesses;

                 (x) commence any litigation or other legal proceedings (other than actions to recover debts in the ordinary course of business);

                 (y)      pass any special or elective resolutions;

                 (z) sell transfer or otherwise dispose of any shares or any interest therein save in accordance with the New Articles.

                 (aa) make any determination or pass any resolution pursuant to Article [10.5] of the New Articles or agree any value for any shares pursuant to Article [10.1] of the New Articles;

                 (bb)     appoint any committee of its Board; or

                 (cc) appoint any new employee whose emoluments exceed L.25,000 per annum;

                 (dd) enter into any contract or arrangement with T.I. or pay any monies to T.I. (except as provided in the Acknowledgment and under the New Articles the Distributorship and Source Code License Agreement and the Debenture);

                 (ee) agree any profit targets for the purposes of bonus payments payable under the Service Agreements.

         6.2 T.I. and each of the Managers undertakes to the Investor not without the prior written consent of the Inventor to charge dispose of or agree to charge or dispose of in whole or in part any interest (legal or beneficial) in any share in the Company for the time being held by him except a transfer permitted pursuant to the New Articles.

         6.3 T.I. and each of the Managers shall use their respective rights and powers, 14 whether as shareholder, director or otherwise, to procure so far as he is able that the Company shall, during the Relevant Period:

                 (a) make any necessary management or service charges on any Group Company and procure that such Group Company shall, to the extent permitted by law and the terms of its banking facilities (in so far as the same has been approved in writing by the Investor), pay dividends, management and service charges and make such distributions to the Company to give the Company sufficient distributable profits to pay dividends and redeem any shares falling due for redemption in accordance with the New Articles;

                 (b) notify the Investor forthwith upon the Managers or any of them becoming aware of any offer for shares in the capital of the Company constituting a Controlling Interest;

                 (c) maintain "Keyman" insurance policies on the lives of the following Managers for the amounts specified opposite each Manager's name below:

                                  Michael Evans             L. 500,000
                                  Noel Lavery               L. 150,000
                                  Mark Gray                 L. 150,000
                                  Jo Scully                 L. 150,000
                                  William Seddon            L. 150,000
                                  John Walder               L. 150,000

                 (d) if required by the Investor, pursue all and any claims it may have against T.I. under this Agreement and against the Managers under their Service Agreements and this Agreement and shall not, without the prior written consent of the Investor, release, compound or compromise any liability to the Company by any party to such agreements or give time or indulgence to any such party.

         6.4 The Investor undertakes to the Managers that whilst she is the holder of over 50% of the Equity Shares, she will not vote in favour of any resolution to increase the authorized share capital or allot or issue shares in the capital of the Company (other than as contemplated in this Agreement) without the consent of the holders of at least 51% of the Ordinary Shares.

         6.5 The holders of 51% of those Ordinary Shares held by the Managers at the date of this Agreement shall be entitled by notice in writing served on the Company to appoint a Director to the board of the Company and to dismiss such Director and appoint another in his/her place. The Investor undertakes not to use her rights or powers as a shareholder and (where not herself a director) to procure that the Investor Director does not use his rights or powers as a director to remove such appointee.

         6.6 If a Manager ("the Departing Manager") is dismissed at the written direction of the Investor and the other Managers do not acquire the Departing Manager's shares under the New Articles and any of such shares are acquired by the Investor, the Investor agrees that upon payment to the Investor of the purchase price paid for such shares by the

                 Investor plus 10% of such price, to transfer those shares to an employee of the Company in a senior capacity nominated by the Managers within a period of six months of the date of dismissal of the Departing Manager provided that such employee is reasonably acceptable to the Investor (such acceptance not to be unreasonably withheld or delayed).

7.       The Investor Director

         7.1 During the Relevant Period the Investor may at any time by notice in writing served on any Group Company nominate an), one person to be a non-executive director of that company and may similarly require the removal from office of any such person and appoint another person in his or her place. Forthwith upon service of any such notice the Company, T.I. and the Managers will procure the appointment or removal (as the case may be) of the Investor Director who is the subject of such notice with effect from the date of receipt by that company of the notice.

         7.2 For so long as any Investor Director holds office as a director of any Group Company, the Company undertakes to the Investor to pay to the Investor Director a reasonable fee to be agreed between the Company and the Investor (taking into account the level of fees payable to institutional board appointees in similar circumstances) (but in any event not more than (at rates applicable on the date hereof) L.10,000 Index linked) calculated on a daily basis in respect of the time and work carried out by him or her together with an amount equivalent to the reasonable out-of-pocket expenses properly and necessarily incurred by him or her whilst engaged on any Group Company's business (including expenses incurred in connection with attendances at any meeting).

         7.3 The fee payable under sub-clause 7.2 shall be payable monthly in arrears on the last day of each calendar month. For subsequent years the fee payable shall be at the rate agreed for the first year as increased to reflect any increase in the index over the twelve month period ending, on the anniversary of the appointment.

         7.4 Whether or not an Investor Director shall have been appointed the Investor shall at all times during the Relevant Period be entitled to send a representative to attend and to address board meetings of any Group Company.

         7.5 The Investor Director shall be entitled to disclose to the Investor all such information concerning the Group as he may receive subject to such disclosure being compatible with his duties as a director of the Company.

8.       Subscription for shares after Completion

         8.1 Subject to clauses 8.2 to 8.5 and the Distributorship and Source Code License Agreement still subsisting (which condition may be waived by the Investor), the agrees to subscribe for, and the Company agrees to allot:

                 8.1.1 (subject to the losses of the Company for the period from 1 July 1997 to 30 September 1997 being no more than [L.90,489.60 (L.75,408 x 120%)], unless such condition is waived by the Investor), 1 Deferred Share at a price of [L.241,999.00] less the amount by which the losses for that period exceed L.75,408.00, such subscription monies to be payable on 31 October 1997;

                 8.1.2 (subject to the losses of the Company for the period 1 July 1997 to 31 December 1997 being no more than [L.201,084.00 (L.167,570.00 x 120%)] unless such condition is waived by the Investor), l Deferred Share at a price off 141,999.00 less the amount by which the losses for the period 1 October 1997 to 31 December 1997 exceed L.92,162.00, such subscription monies to be payable on 31 January 1998,

                 8.1.3 (subject to the losses of the Company for the period 1 July 1997 to 31 March 1998("the Aggregate Period") being no more than [L.217,773.00 (L.181,478 x 120%)]
                          unless such condition is waived by the Investor), 1 Deferred Share at a price of L.141,999.00 less the amount by which the losses for the period 1 January 1998 to 31 March 1998 exceeds L.13,908.00 plus (up to a maximum subscription price for the allotment of all Deferred Shares pursuant to this clause 8.1 of L.525,997.00) any amount by which the losses for the Aggregate Period are less than L.181,478.00, such subscription monies to be payable on 30 April 1998;

         8.2 The Investor shall be entitled to deter the subscription of any Deferred Shares:

                 8.2.1 to the extent of and for so long as the Investor has any outstanding Warranty Claim or other claim under this Agreement against the Company, T.I. or the Managers or the Company has any outstanding claim against T.I. under the Distributorship and Source Code License Agreement;

                 8.2.2 until such time as the management accounts have been prepared in order to calculate the losses of the Company for the purposes of this clause 8 and have been agreed or determined in accordance with clause 8.4;

                 8.2.3 until such time as the technology transfer referred to in clause 3 (a) of the Distributorship and Source Code License Agreement has been completed.

         8.3 The subscription price for the Deferred Shares to be allotted to the Investor shall be reduced to the extent of any liability of the Company, T.I. or the Managers as a result of a Warranty Claim or other claim under this Agreement, or any liability of T.I. to the Company under the Distributorship Source Code License Agreement

         8.4 The amount of the losses of the Company for the purposes of this clause 8 shall exclude losses incurred prior to Completion and shall be calculated by reference to the management accounts of the Company for the relevant period. The management accounts shall be prepared by the Company in accordance with the accounting policies and principles applied in the preparation of the Accounts (as defined in schedule 3) and shall make reasonable provision for all costs and liabilities (both actual and contingent) of the Company. If the Investor is not satisfied with the management accounts then the preparation of the management accounts may be referred to an independent accountant selected by agreement between T.I., the Manager and the Investor or, failing such agreement, nominated by the President for the time being of the Institute of Chartered Accountants for England and Wales at the request of any of T.I., the Managers or the

                 Investor. The Accountant shall act as expert and not as arbitrator and his costs shall be borne by the Company.

         8.5 For the avoidance of doubt the Investor shall be entitled to subscribe for the three Deferred Shares retorted to in this clause 8 for an aggregate subscription price of up to L.525,997.00 notwithstanding that any conditions referred to in this clause 8 have not been satisfied. If the Investor wishes to pay an amount in excess of the subscription price calculated in accordance with this clause 8 payable for those Deferred Shares then she must elect to do so within three months after the adoption of the Accounts for the financial year ended 30 June 1998.

         8.6 The Managers undertake to the Investor and the Company to pay the subscription price for the shares to be allotted to them in the amounts and on the dales specified opposite each Managers name in column 4 of Schedule 1.

         8.7 The Company shall defer the allotment of an Ordinary Share to a Manager until such time as that Manager has paid the subscription price for the share in question. For the avoidance of doubt, such number of shares as is equal to the aggregate subscription price for all shares to be acquired by that Manager divided by the subscription price actually paid shall be allotted to him in accordance with clause 3.1(i) upon such payment being made.

         8.8 If a Manager ("the Defaulting Manager") does not pay the subscription price for an Ordinary Share to be allotted to him under this Agreement by the due date for payment, the Company shall not allot the Ordinary Share to the Defaulting Manager and:

                 8.8.1 the Managers (other than the Defaulting Manager) shall be entitled by payment of the subscription price for the Ordinary Share in question to the Company within fourteen days after the due date for payment to the allotment of such Ordinary Share in the proportions in which they hold Ordinary Shares in the capital of the Company subscribed for by them; and

                 8.8.2 to the extent the price for any of the Ordinary Shares which were to be allotted to the Defaulting Manager remains unpaid within such period of fourteen days, the Investor shall be entitled on payment of the appropriate price to the allotment of the Ordinary Share in question.

9.       Restrictive covenants

         9.1 In order to protect the value of the Investor's investment in the Company and also the Group's legitimate business interests, T.I. and each of the Managers (excluding Ian McNaught-Davis, Nigel Pendse and Tracy Ellesmere) undertakes with the Investor that, without the prior written consent of the Investor:

                 (a) it or he will not for a period of three years from the date hereof directly or either solely or jointly with any other person:

                          (i) [(in the case of the Managers only)] within the United Kingdom be engaged, concerned or interested (except as holder of a beneficial interest in shares of less than three percent (3%) in nominal value of any class of shares or debentures quoted on a recognized stock exchange) in any of the Restricted Activities;

                          (ii) [(in the case of the Managers only)] canvass or solicit or accept orders form any person for any goods or services competing with any goods or services which have been manufactured or supplied to such person in the normal course of the business of any member of the Group at any time during the twelve month period prior to the date hereof or induce any such person to cease being a customer of the Group;

                          (iii) canvass or solicit for employment or employ any person who is, or has at any time during the twelve month period prior to the date hereof been, an employee of the Group employed in a senior or management position or endeavor to induce any such person to cease being an employee of the Group; or

                          (iv) interfere or seek to interfere with the continuance of supplies to any Group Company from any supplier who has been supplying goods and/or services to the Group Company at any time during the twelve month period prior to the date hereof, if such interference causes or would cause that supplier to cease supplying or materially to reduce its supplies of those goods and/or services to the relevant Group Company;

                 (b) he (in the case of the Managers) will whilst he remains an executive director or employee of the Company devote substantially the whole or his working time to the business of the Group; and

                 (c) neither he nor it shall at any time, except during the course of acting on or about the business of the Company, directly or indirectly, or solely or jointly with any other person:

                          (i) use the name of any Group Company or any presentation or application of the same, whether in terms of packaging, get-up or otherwise or anything similar to it or capable of being confused with it; or

                          (ii) make use of or disclose any confidential information which he may possess appertaining to the business or affairs of any Group Company.

         9.2 Each of the undertakings contained in this clause 9 is a separate and independent undertaking by each of the Managers and T.I. and in the event that any restraint comprised in any such undertaking shall be found to be void or unenforceable but would be valid if part of the wording was deleted or the period or area of application was reduced, that restriction shall apply with such modifications as may be necessary to make it valid and effective.

         9.3 T.I. and each of the Managers hereby acknowledges and accepts that, having taken independent professional advice, the undertakings contained in this clause 9 are fair and reasonable and do not go beyond what is necessary to protect the legitimate interests of the Investor in the light of its investment in the Company on the terms of this Agreement.

         9.4 The restrictions contained in clause 9.1 shall not apply in the case of a Manager, after the termination of his employment in circumstances where he has been wrongfully dismissed at the written direction of the Investor.

10.      Obligation To Reveal Consideration

         10.1 Each of the Managers hereby undertakes to the investor that on any transfer of a Controlling Interest he will at the request of the Investor forthwith fully reveal to the Investor in relation to such transfer the details of all agreements, arrangements and understandings relating to the consideration he has received or will receive from whatever source as a result of such transfer of control.

         10.2 Each of the Managers and the Company acknowledges and accepts that on any disposal or proposed disposal of shares in the Company by the Investor the Investor shall not be obliged to give any warranty, undertaking, representation or indemnity to any purchaser of such shares, other than a warranty that the Investor has an unencumbered title to such shares, has capacity to transfer the same with full title guarantee and further that the Investors liability under such warranty shall be capped to the mount received by the Investor for such shares.

11.      General Provisions

         11.1    Entire Agreement

                 This Agreement and documents to be entered into pursuant to it sets out the entire agreement and understanding between the Parties in respect of the subject matter of this Agreement and the other documents aforesaid and T.I. and each the Managers acknowledge that they have not relied on any warranties representations or conditions on the part of the Investor in entering into this agreement (except this clause shall not exclude liability for fraudulent representations).

         11.2    Assignment

                 This Agreement shall be binding upon and shall enure for the benefit of the Investor and its successors but shall not be assignable by any of the parties save in connection with a permitted transfer of shares pursuant to the New Articles and clause 11.12.

         11.3    Variation

                 No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the Parties.

         11.4    Effect of Completion

                 Except to the extent already performed, all provisions of this Agreement shall, so far as they are capable of being performed or observed, continue ill full force and effect notwithstanding Completion.

         11.5    Invalidity

                 If any part of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, then that part shall be deemed not to be a part of this Agreement, and the enforceability of the remainder of this Agreement shall not be affected, neither shall it affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

         11.6    Releases

                 Any liability to the Investor under this Agreement may in whole or in part be released, compounded, compromise or postponed by the Investor in its absolute discretion without in any way prejudicing or affecting its rights against any other person under the same or a like liability or in respect of that liability not so waived, released, compounded, compromised or postponed.

                 No delay in exercising any right, power or remedy by any Investor shall, unless otherwise agreed in writing by the Investor, constitute a waiver by the Investor of, or impair or preclude any further exercise of, any right, power or remedy arising under this Agreement or otherwise.

         11.7    Counterparts

                 This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart and each counterpart, when executed, shall be an original of this Agreement and all counterparts shall together constitute one and the same instrument.

         11.8    Restrictive Trade Practices 1976

                 No provision of this Agreement, or of any agreement or arrangement of which it forms part, which causes the Agreement or such agreement or arrangement to be subject to registration under the Restrictive Trade Practices Act 1976 shall take effect until the day after particulars of this Agreement, and any agreement or arrangement of which it forms part have been supplied to the Director-General of Fair Trading under section 24, Restrictive Trade Practices Act 1976 and the Parties agree to do all acts and things including, if necessary, executing documents to ensure that a valid and effective furnishing is made and that all restrictions in this Agreement, and in any agreement or arrangement of which it forms part, are fully enforceable.

         11.9    Conflict with New Articles

                 In the event of any conflict between the provisions of this Agreement and the New Articles, as between the Parties (other than the Company) the provisions of this

                 Agreement shall prevail and the Parties shall, if so required by the Investor, procure that the New Articles be amended so as to remove such conflict.

         11.10   Reimbursement of fees

                 Where the giving of any consent pursuant to the provisions of this Agreement involves the Investor incurring any legal costs or expenses, the Company shall (if the Investor so requires and in so far aa is lawful or is capable of being made lawful) be responsible for any such costs which are reasonably and properly incurred by the Investor for the purpose of giving such consent and shall pay the same within seven days of the presentation by the Investor or its solicitors of a valid invoice for such costs.

         11.11   Confidentiality

                 (a) The terms of this Agreement shall be confidential to the Parties and none of the Parties shall, without the prior consent of the others (such consent not to be unreasonably withheld or delayed), publicize the terms of this Agreement save as required to comply with any relevant statute or regulatory authority of competent jurisdiction.

                 (b) The Investor shall be entitled and authorized to consult fully with the bankers and auditors to, and any investors or proposed investors in, any Group Company as to its affairs and to exchange information whether oral or written in such manner as the Investor and the said bankers, auditors or any other investors or proposed investors shall deem necessary. This authority shall also extend to any disclosures which the Investor is required to make to any regulatory body to which it or any member of its group is subject.

         11.12   Supplemental Deed

                 Notwithstanding any provision of this Agreement or the New Articles to the contrary, no allotment, renunciation or transfer of any Share or any interest therein shall be made or entered into or registered unless or until the proposed allotee, renouncee or transferee (as the case may be), if not a party to this Agreement, has entered into a Supplemental Deed.

12.      Notices

         12.1 Any notice to a Party under this Agreement shall be in writing signed by or on behalf of the Party giving it and shall, unless delivered to a Party personally, be left at, or sent by prepaid first-class post, prepaid recorded delivery or facsimile to the address of the Party as set out in this Agreement or as otherwise notified from time to time.

         12.2    A notice shall be deemed to have been served:

                 (a) at the time of delivery if delivered personally during normal business hours;

                 (b)      except as referred to in sub-clause 12.3:

                          (i) 5 business days after posting in the case of an address in the United Kingdom and ninety-six hours after posting for any other address;

                          (ii) two hours after transmission if served by facsimile during normal business hours of the recipient.

         If such deemed time of service is not during normal business hours in the country of receipt, the notice shall be deemed served at the opening of business on the next business day of that country.

         12.3 The deemed service provisions set out in sub-clause 12.2 do not apply to:

                 (a) a notice served by post, if there is a national or local suspension, curtailment or disruption of postal services which affects the collection of the notice or is such that the notice cannot reasonably be expected to be delivered within forty-eight hours after posting; and

                 (b) a notice served by facsimile if, before the time at which the notice would otherwise be deemed to have been served, the receiving Party informs the sending Party that the notice has been received in a form which is unclear in any material respect, and, if it informs the sending party by telephone, it also dispatches a confirmatory facsimile within two hours.

         12.4    In proving service it will be sufficient to prove:

                 (a) in the case of personal service, that it was handed to the Party or delivered to or left at its address;

                 (b) in the case of a letter sent by post, that the letter was properly addressed, stamped and posted;

                 (c) in the case of facsimile, that it was properly addressed and dispatched to the number of the Party,

         12.5 A Party shall not attempt to prevent or delay the service on it of a notice connected with this Agreement.

13.      Governing Law And Jurisdiction

         13.1 This Agreement shall be governed by and construed in accordance with English law.

         13.2 Each of the Parties irrevocably submits for all purposes in connection with this Agreement to the non-exclusive jurisdiction of the courts of England.

14.      Set Off

         The Company shall be entitled to set off or withhold payment of any monies due from time to time from the Company to T.I. (including without limitation any monies due under the Articles, the Acknowledgment or the Distributorship and Source Code License Agreement) against any liability of T.I. to the Company or (at the direction of the Investor and subject to the Investor if she so requires being paid an amount equal in value to the benefit of the set off or withholding by the Company) the Investor or in respect of any claim of the Company or (at the direction of the Investor and subject to the Investor if she so requires being paid an amount equal in value to the benefit of the set off or withholding by the Company) the Investor against T.I.

IN WITNESS whereof this document has been executed as a deed the day and year first before written.

                                   SCHEDULE 1


                                    MANAGERS

                           No. of Ordinary Shares         Total                   Terms of
Name and Address               Subscribed for       Subscription Price         Payment of Price           Warranty Cap
----------------              --------------        ------------------         ----------------           ------------
 Michael George Evans            4,232                   50,000(1)                L.26,000                  113,500
 3 Longfield Road                                                                 on Completion
 London W5 2DH                                                 (2)                L.24,000
                                                                                  in 9 months

 Noel Lavery                     2,115                   25,000                   L.500                     40,500
 8 Polkerris Way                                                                  on Completion
 Church Crookham                                                                  L.24,500
 Fleet                                                                            in 90 days
 Hampshire GU13 0UJ

 Mark Gray                       2,115                   25,000                   L.1,000                   40,500
 14 Tulsemere Road                                                                on Completion
 London SE27 9EJ                                                                  L.24,000
                                                                                  in 90 days

 William Seddon                  2,115                   25,000                   L.15,000                  n/a
 48 Coombe Gardens                                                                on Completion
 New Maiden                                                                       L.10,000
 Surrey KT3 4AA                                                                   in 90 days

 Ian McNaught-Davis              2,115                   25,000                   All within 90 days        n/a

 Nigel Pendse                    2,115                   25,000                   L.15,000                  n/a
                                                                                  on Completion
                                                                                  L.10,000
                                                                                  in 90 days

 Joanne Scully                   1,240                   15,000                   All within 90 days        24,500
 13 Manor Road
 West Ealing
 London W13 OJA

 Carl Geoffrey Thomas            2,115                   25,000(3)                All on Completion         40,500
 22 Wilkins House
 Churchill Gardens
 London SW1V 3BY

 John Walder                     2,115                   25,000                   L.1,000                   40,500
 30 The Cloisters                                                                 on Completion
 Frimley                                                                          L.24,000
 Surrey GU16 5JR                                                                  in 9 months

 Tracy Ellesmere                 1,693                   20,000                   All on Completion         n/a
                             --------------------------------------------------------------------------------------
                                 22,999                  260,000                                            300,000

Notes:       (1) L.26,000 debt from Company to M Evans is being capitalized for same value of shares at subscription price.

             (2) L.25,000 deferred for 9 months after Completion.

             (3) L.25,000 of debt from Company to C Thomas is being capitalized for same value of shares at subscription price.

                                   SCHEDULE 2

                            TIMELINE EUROPE LIMITED


1.       Registered Number:                      3081037

2.       Date of Incorporation:                  18 July 1995

3.       Place of Incorporation:                 England and Wales

4.       Address of Registered Office:           9 Cheapside
                                                 London
                                                 EC2V 6AD

5.       Class of Company:                       Private Limited

6.       Authorized Share Capital:               L.100 divided into 100 shares
                                                 of L.1 each

7.       Issued Share Capital:                   1 share of L.1

8.       Directors:                              John Calahan
                                                 3055 - 112th Avenue NE
                                                 Suite 106
                                                 Bellevue, Washington  98004
                                                 USA

                                                 Michael Evans
                                                 3 Longfield Road
                                                 Ealing
                                                 London SW14 8LF

                                                 Charles Osenbaugh
                                                 3055 - 112th Avenue NE
                                                 Suite 106
                                                 Bellevue, Washington  98004
                                                 USA

9.       Secretary:                              Charles Osenbaugh
                                                 (as above)

10.      Accounting Reference Date:              31 March

11.      Auditors:                               Arthur Anderson

12.      Tax Residence:                          United Kingdom

                                   SCHEDULE 3

                                   WARRANTIES


         In this Schedule 3 the following expressions have the following meanings:



         "ACCOUNTS"                      the Company's audited balance sheet as
                                         at the end of, and the profit and loss
                                         account for the financial year ended
                                         on, the Accounts Date together with the
                                         director's report, the auditors report,
                                         cash flow statements and notes.

         "ACCOUNTS DATE"                 31st March 1997

         "CAA 1990"                      Capital Allowances Act 1990;

         "INSIDER"                       the Managers, T.I., any past or present
                                         director of the Company or T.I. or any
                                         person who is or was connected with
                                         such person.

         "INTELLECTUAL PROPERTY RIGHTS"  patents, trade marks, service marks, registered designs, design rights,
                                         copyright, know how and all other
                                         intellectual property (of whatever
                                         nature) and any applications for
                                         the same;

         "MANAGEMENT ACCOUNTS"           the Company Management Accounts [ ];

         "SHARE"                         the ordinary share of L.1 in the
                                         Company held by T.I.

         "STOCK" Stocks (as defined in Statement of Standard Accounting Practice No. 9 adopted by the Accounting Standards Board) of the Warranted Company;

         "TAXATION"                      any tax, duty, impost or levy, at any
                                         time, of the United Kingdom or
                                         elsewhere, whether governmental, state,
                                         provincial, local governmental or
                                         municipal, and any fine, penalty,
                                         charge or interest relating to any such
                                         tax, duty, impost or levy;

         "TAXATION AUTHORITY"            any taxing or other authority competent
                                         to impose any liability to Taxation;

         "TAXATION STATUTE"              any statute (and all regulations
                                         whatsoever made under it) enacted or
                                         coming into force on or before the date
                                         of this Agreement relating to Taxation;

         "TCGA"                          Taxation of Chargeable Gains Act 1992;

         "WARRANTORS"                    T.I. and each of the Managers

         "ACCOUNTING STANDARDS"          all statements of Standard Accounting
                                         Practice adopted and all Financial
                                         Reporting Standards issued by the
                                         Accounting Standards Board or such body
                                         as may be prescribed under Section
                                         256(1) of the Act.

         "ICTA"                          Income and Corporation Taxes Act 1988

         "PLANNING ACTS"                 every law for the time being in force
                                         in England and Wales and (in the case
                                         of any law applying to particular
                                         localities) having application to the
                                         locality of the Property in relation to
                                         Town & Country Planning and development
                                         control

         "VATA"                          Value Added Tax Act 1994

1.       SCHEDULES 1 & 2; CAPITAL

         1.1 The information contained in Schedule 2 is true, complete and accurate in all respects.

         1.2     The Share is the only share in issue and is fully paid.

         1.3 Save in accordance with this Agreement, there are no agreements or arrangements in force which grant to any person any right to call for the allotment or issue of any share or loan capital of the Comply or to convert any stock or security into share capital of the Company.

         1.4 The Company does not have any interest, nor at any time in the period of six years ended on the date of this Agreement has it had any interest, in the share or loan capital of any body corporate.

         1.5 There is not, nor is there any agreement or arrangement to create, any encumbrance affecting the Share, and no claim has been made by any person to be entitled to any of the foregoing.

         1.6 None of the Managers, T.I. or the Company has received any application or notice of any intended application for the rectification of the register of members of the Company.

2.       The Accounts

         2.1     The Accounts:

                 2.1.1 comply with the Companies Act save for the fact that they are not audited or adopted by the Company;

                 2.1.2 have been prepared in accordance with the historical cost convention, with generally accepted accounting principles and practices in the United Kingdom and all applicable Accounting Standards and all applicable abstracts issued by the Urgent Issues Task Force Committee of the Accounting Standards Board;

                 2.1.3 show a true and fair view of the state of affairs of the Company as at the Accounts Date and of its results for the financial year ended on the Accounts Date;

                 2.1.4 either make full provision or reserve for, or make full disclosure in the notes of, all material liabilities (including future and contingent) and financial commitments of the Company outstanding or accrued as at the Accounts Date;

                 2.1.5 fully provide for all bad debts as at the Accounts Date and adequately provide for all doubtful debt as at that date;

                 2.1.6 attribute a value to the Stocks which does not exceed the lower of cost or net realizable value as at the, Accounts Date, after wholly writing off all redundant and obsolete Stocks and writing down appropriately any damaged or slow moving Stocks; and

                 2.1.7 are not affected by any extraordinary or exceptional item (save as disclosed in the Accounts).

         2.2 The Management Accounts have been prepared in good faith and with due diligence and on bases and principles consistent with those used in the preparation of the Accounts and accurately reflect, in all material respects, the financial position of the Company for the period to which they relate.

3        Capacity

         The Warrantors have the necessary power and authority to enter into and perform this Agreement and this Agreement constitutes valid and binding obligations of the Warrantors in accordance with its terms.

4.       Insiders' Interests

         4.1 There is not outstanding and there has not at any time during the period of three years ended on the date of this Agreement been:

                 4.1.1 any loan, guarantee or indemnity given by the Company in favour of any Insider or in favour of any other person in respect of any liability of any Insider;

                 4.1.2 any loan, guarantee or indemnity given by any Insider in favour of the Company or in favour of any other person in respect of any liability of the Company; or

                 4.1.3 any other contract to which the Company is or was a party and in which any Insider is or was interested in any way whatsoever (excluding any contract of employment between the Company and any of its directors).

         4.2 No Insider has any interest, direct or indirectly in any trade or business which competes or is likely to compete with the Company's business.

5.       Information Supplied

         5.1 The information contained in the Disclosure Letter and in any documents annexed to or referred to in it is true, complete and accurate in all respects, and is not misleading whether because of any omission or ambiguity or for any other reason.

         5.2 All information contained in any written document or communication supplied to the Investor or any of its advisers by or on behalf of Warrantors or any of their advisors or by or on behalf of the Company is true complete and accurate in all material respects and is not misleading whether because of any omission or ambiguity or for any other reason.

         5.3 To the knowledge, information and belief of the Warrantors there is no fact or circumstance relating to the affairs of the Company which has not been disclosed in writing to the Investor and which, if disclosed, might reasonably be expected to have materially affected the decision of a reasonable Investor to enter into this Agreement.]

         5.4 The Financial Projections have been prepared in good faith, or reasonable and proper bases and after making due and careful inquiry of the subject matter.

6.       Records

         6.1 The accounting records of the Company are up to date as at 31 May 1997.

         6.2 The Company's records systems and information, and the means of access to them, are exclusively owned by it and under its direct control.

7.       Debtors

         7.1 None of the debts recorded in the books of the Company have been outstanding for more than three months from its due date of payment.

         7.2 None of the debts of the Company have been the subject of any factoring by the Company and the Company is not entitled to the benefit of any debt otherwise than as the original creditor.

8.       Stocks

         8.1   The amount of Stocks held by the Company:-

                 8.1.1 is not abnormally high or low in relation to the current trading requirements of the Company; and

                 8.1.2    is adequate for the Company's present requirements.

         8.2     The Stocks

                 8.2.1 are not obsolete or slow moving, except to the extent it is written off in the Accounts;

                 8.2.2    are in good condition and fit for its purpose;

                 8.2.3 insofar as they consist of finished goods and packaging, comply and will on sale comply with all representations and warranties, whether express or implied, including those as to their specification, conformity with description and fitness for purpose;

                 8.2.4 insofar as they consist of finished goods, comply and will on sale comply with all legal and regulatory requirements, including those of the United Kingdom and the European Union;

                 8.2.5 are in the beneficial ownership of the Company free from any encumbrance;

                 8.2.6 do not include goods which have been returned by a customer; and

                 8.2.7 do not include goods, or components for goods, which are not sold in the ordinary course of the Company's business.

         8.3     Since the Accounts Date

                 8.3.1 the amount of Stocks has not abnormally increased or decreased;

                 8.3.2 there have been no price reductions or discounts on the sale of Stocks; and

                 8.3.3 Stocks have not been realized at less than they were reflected in the Accounts and shall make reasonable provision for all costs and liabilities of the Company (both actual and contingent).

9        Plant and Computers

         9.1 The plant, machinery, tools, vehicles, equipment and furniture used in connection with the business of the Company:

                 9.1.1 are in a good and safe state of repair and condition and satisfactory working order and have been regularly and properly maintained;

                 9.1.2 are not surplus to the requirements of the Company's business;

                 9.1.3 are capable and will (subject to normal wear and tear) remain capable throughout the respective periods of time during which they are each written down to a nil value (in accordance with the rates of depreciation adopted in the Accounts)of meeting the needs for which they were designed or purchased;

                 9.1.4 are legally and beneficially owned by the Company free from any Encumbrance;

                 9.1.5 are not the subject of any agreement for lease, hire, hire purchase or sale on deferred terms;

                 9.1.6 are in the possession or under the control of the Company;

                 9.1.7    are situated in the United Kingdom; and

         9.2 All the computers and computer systems owned by the Company or used by or on behalf of the Company (including software, peripherals, communication links and storage media) are in full operating order and are fulfilling the purposes for which they were acquired or established in an efficient manner without material downtime or errors.

10.      Intellectual Property

         10.1 All Intellectual Property Rights used or required by the Company in connection with its business are in full force and effect and are vested in and beneficially owned by it.

         10.2    As regards the Intellectual Property Rights owned by the
                 Company:

                 10.2.1 they are in the sole beneficial ownership of the Company;

                 10.2.2.  each of them is valid and enforceable; and

                 10.2.3 where registerable, the Company is registered as the sole proprietor.

         10.3 So far as the Warranties are aware the Company has not carried on and does not carry on its business in such a way as to infringe any Intellectual Property Rights or moral rights of any person.

         10.4 None of the Intellectual Property Rights owned or licensed by the Company are being (or are threatened to be) used, claimed, opposed or attacked by any person or are subject to any claim or potential claim for compensation pursuant to sections 40 and 41 of the Patents Act 1977 or otherwise.

         10.5 No right or license has been granted (or agreement to grant right or license made) under which any person is or will be permitted to use in any manner or do anything which would or might otherwise infringe any of the Intellectual Property, Rights owned by the Company.

         10.6 All Licenses and other agreements relating to Intellectual Property Rights to which the Company is a party are valid, subsisting and enforceable in accordance with their terms and the Company is not in breach of any of their if provisions.

         10.7 The Company is not aware of any, nor to the information, knowledge and belief of any of the Warrantors is there any breach of any of the agreements referred to at paragraph 10.6 by any of the other parties thereto.

11.      Property

         11.1 The Property comprises all the properties owned, occupied or otherwise used by the Company and the particulars of the Property shown in Schedule 6 are true, complete and accurate in all material respects.

         11.2 The Company is the legal and beneficial owner of the Property and the Company has a good and marketable title to the Property to the estate and interest stated in Schedule 6 and has vacant possession of the Property.

         11.3 There is not and, for so long as the Company has had an interest in the Property has not been in relation to the Property in force any policy relating to defective title or restrictive covenant indemnity and to the knowledge, information and belief of the Warrantors no such policy has been in force prior to the Company having had an interest in the Property.

         11.4 The Property and its deeds are free from any mortgage, debenture, charge, rent-charge, lien or other encumbrance securing the repayment of monies or other obligation or liability of any person.

         11.5 The Property is not subject to any outgoings other than uniform business rates, water rates and insurance premiums and (where appropriate,) rent and service charges.

         11.6 The rateable value of the Property and any relevant phasing provisions with regard to any increase or decrease in the rateable value are contained in the Disclosure Letter.

         11.7 there are no current proposals for any increase in the rateable value of the Property and no appeal has been lodged or is pending in respect of the rateable value.

         11.8    The Property is not affected by:

                 11.8.1 any covenants, reservations, conditions, exceptions, stipulations, casements, profits a prendre, wayleaves, licenses, franchises, grants, restrictions, overriding interests, rights of common or other rights vested in third parties or any contract to create or claim made by any person to be entitled to any of the foregoing; and

                 11.8.2 any matter which is of an onerous or unusual nature or which conflicts with the present use of the Property or which would otherwise restrict their continued possession and enjoyment or which affects their value.

         11.9 There, is not any outstanding breach or alleged breach of any such matter referred to in paragraph 11.8.1.

         11.10 There is not, nor has there been within the 3 years prior to the date of this Agreement any dispute or complaint whether actual or threatened with any neighbor, tenant, landlord or other person relating to the extent, use, enjoyment or occupation of the Property or with respect to boundary walls and fences or any means of access to the Property or with regard to any actual or alleged agreement, or other matter described in paragraph 11.8.1 affecting or relating to the Property.

         11.11 The Property is not subject to any option, right of preemption whether exercisable by the Warrantors, the Company, a tenant of the Property or otherwise and the Property is not subject to any contract to dispose of any interest therein which has not been completed.

         11.12 The use of the Property for the purposes stated in Schedule 6 corresponds to the use to which it is in fact put or (where the Property is not presently in use) to the use to which it was last in fact put.

         11.13 The Company is not in breach of any planning permissions in respect of the use of Property.

         11.14 Compliance is being made and has at all times been made in all respects with planning permissions, orders, and regulations issued under the Planning Acts and building regulation consents and by-laws for the time being in force with respect to the Property.

         11.15 All development charges, monetary claims and liabilities under the Planning Acts or other such legislation have been discharged and no such liability contingent or otherwise is outstanding.

         11.16 All necessary Industrial Development Certificates have been obtained with respect to the Property.

         11.17 There are no agreements under Section 52 Town and Country Planning Act 1971 or Section 106 Town and Country Planning Act 1990, affecting the Property.

         11.18 There are no agreements made under section 38 Highways Act 1980, section 18 Public Health Act 1936 or section 104 Water Industry Act 1991 with respect to the Property.

         11.19 Compliance has been made with all applicable statutory and by-law requirements with respect to the Property including without limitation with the requirements as to fire precautions, under Public Health Acts 1936-1961, Control of Pollution Act 1974, regulations made under the Health and Safety at Work etc Act 1974, the Highways Act 1980, the Buildings Act 1984 and the Water Industry Act 1991.

         11.20 There is no outstanding and unobserved or unperformed obligation with respect to the Property necessary to comply with the requirements (whether formal or informal of any competent body exercising statutory or delegated powers.

         11.21 The Property is not affected by any requirement relating to it or its use which although not registered in the Register of Local Land Charges is capable of registration in that Register.

         11.22 There are not in force or required to be in force any licenses, whether under the Licensing Act 1964 or otherwise, which apply to the Property.

         11.23 There are no compulsory purchase notices, orders or resolutions affecting the Property nor are there any circumstances likely to lead to any being made.

         11.24 There are no closing, demolition or clearance orders, enforcement notices or stop notices affecting the Property nor are there any circumstances likely to lead to any being made.

         11.25   The Property is not:

                 11.25.1 listed as being of special historic or architectural importance or located in an area which is designated as a Conservation Area under section 69 Planning (Listing Buildings and
                              Conservation Areas) Act 1990;

                 11.25.2 located in an area or subject to circumstances rendering it particularly susceptible to flooding;

                 11.25.3 located in an area affected by mining, clay working, brine pumping subsidence or limestone mining subsidence;

                 11.25.4 located in an area affected by underground railways and is not bounded by overground railways; and

                 11.25.5 bounded or crossed by any river, stream, canal or drain.

         11.26 There are appurtenant to the Property all rights and easements necessary for their present use and enjoyment and in particular:

                 11.26.1 every means of access to the Property is obtained directly from roads which have been taken over by the local or other highway authority and which are maintainable at the public expense and no means of access to any of the Property is shared with any other party nor subject to restriction nor to rights of determination by any other party; and

                 11.26.2 the Property is served by water, drainage, electricity and gas services all of which are connected to the mains by media located entirely on or under the Property the passage and provision of such services is uninterrupted and there is no likely interruption of such passage or provision.

         11.27 The Property is in good and substantial condition and is fit for the purposes for which it is presently used and no building or structure on the front has at any time been affected by structural damage or electrical defects or by timber infestation or disease and in particular but without limitation the Company has not incurred any liability for dilapidations in respect of any of the Property which is leasehold.

         11.28 So far as the Warrantors are aware the Property is insured at normal premium rates in its full reinstatement value and against third party and public liabilities to an adequate extent, no additional premiums are payable or anticipated and there are no unusual exclusions, excesses or conditions imposed upon such policies.

         11.29 So far as the Warrantors are aware all premiums payable in respect of insurance policies relating to the Property which have become due have been duly paid and no circumstances have arisen which would vitiate or permit the insurers to avoid such policies or alter the terms on which such policies are issued or to increase the premiums payable and there are no interests noted on such policies.

         11.30 There are no leases, tenancies or other rights of occupation in respect of the Property whether granted by or to the Company and any contract to grant the same except as disclosed in Schedule 6.

         11.31 In respect of such leases, tenancies or other rights of occupation as referred to in paragraph 11.30:

                 11.31.1 all rents, insurance premiums, service charges and other amounts payable by or (as the case may be) receivable by the Company are fully paid up to date;

                 11.31.2 there is no provision requiring the lessee to trade or continue to trade or carry on its business at the Property;

                 11.31.3 there are no unusual or onerous restrictions, covenants or other provisions;

                 11.31.4 there is no breach or alleged breach of any covenant or other provision nor any exercise of any right of restraint, forfeiture or entry whether by any of the Warrantors the Company or any other party;

                 11.31.5 no obligation necessary to comply with any notice or other requirements given by the landlord under any leases of the Property is outstanding and unobserved or unperformed:

                 11.31.6 the provisions of section 24-28 Landlord and Tenant Act 1954 are not excluded and there is no other Order trader section 38(4) of that Act relating to the Property;

                 11.31.7 the provisions for any review or variation of rent are on commercial terms acceptable to the Company as landlord or as tenant (as the case may be) and no unusual arguments or claims have been raised on any review of rent pursuant to the provisions of any lease; and

                 11.31.8 there are no rent reviews under any of the leases or tenancies in progress.

         11.32 The Company has not at completion any actual, contingent or future ascertained or unascertained liability to any person firm or company in respect of or relating to any lease and/or license of any of the Property.

         11.33 The Company has not at any time assigned or otherwise disposed of any property comprised in a lease which is not a New Tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

         11.34 The Company is not a guarantor under the terms of an Authorized Guarantee Agreement entered into pursuant to the Landlord and Tenant (Covenants) Act 1995.

         11.35 Since 1st January 1996 whenever the Company has assigned or otherwise disposed of any reversionary interest in a leasehold property a release from the landlord covenants has been obtained from the tenant or tenants pursuant to the Landlord and Tenant (Covenants) Act 1995.

12.      Employees

         12.1 The Company has no employees (other than the Managers or the 4 consultants/salesmen whose remuneration does not exceed L.40,000 per annum each) who do or may be entitled to earn in excess of L.20,000 per annum and the total number of employees is 11.

         12.2 No amounts are owing to any present or former officers or employees of the Company except for salary which has accrued in respect of the calendar month in which this Agreement is executed or for business expenses incurred during the same month.

         12.3 There are no agreements or other arrangements (whether or not legally binding) between the Company and any trade union or other body representing employees and the Company has not entered into any recognition agreement with a trade union nor has it done any act which might be construed as such.

         12.4 There is no agreement or understanding (contractual or otherwise) (in the case of employees other than the Manager of a material nature) between the Company and any employee or ex-employee with respect to:

                 12.4.1       his or her employment;

                 12.4.2       ceasing to be employed; or

                 12.4.3       retirement

                 which is not included in the written terms of the employee's employment or previous employment (as the case may be).

         12.5 During the period to which the Accounts relate and since the Accounts Date, no material change (here meaning less than L.1,000 in value) has been made in the terms of employment of any employee of any employee or officer of the Company.

         12.6 No negotiations for any increase in the emoluments or benefits of any officer or employee of the Company are current.

         12.7 All subsisting contracts of Service to which the Company is a party are terminable by the Company without compensation (other than under the Employment Protection (Consolidation) Act 1978) by giving the minimum period of notice specified in section 49 of that Act.

         12.8 The Company is not, and has not within the twelve months preceding the date of this Agreement been, involved in any industrial dispute and there are no facts which suggest that there may be an industrial dispute involving the Company.

         12.9 So far as the Warrantors are aware no past or present employee or officer of the Company has any claim against the Company for loss 0L. office or arising out of the termination of his of office or employment (including any redundancy payment) and so far as the Warrantors are aware, there is no event which would or might give rise to any such claim.

         12.10 No claims have been made in the two years prior to the date of this Agreement for compensation for alleged injury or illness caused in the course of employment with the Company are set out in the Disclosure Letter.

         12.11 The Company has not established, nor is intending or negotiating to establish any share or share option scheme or arrangement, or profit sharing bonus, commission, or other incentive scheme for all or any of its employees.

         12.12 There is no early retirement scheme applicable to any employee of the Company.

         12.13 The Company has neither introduced nor intends to introduce any short time working scheme or any redundancy scheme under which payments greater than those required by statute may be payable.

         12.14 None of the products or services supplied by the Company are produced or provided by outworkers.

         12.15 The Company has not acquired any undertaking or part of one such that the Transfer of Undertakings (Protection of Employment) Regulations 1981 apply, or may apply, thereto.

         12.16 The Company has in relation to each of its employees (and, so far as is relevant, to each of its former employees)?

                 12.16.1 complied with the requirements of all statutes, regulations, codes of conduct and collective agreements;

                 12.16.2      maintained adequate and suitable records.

13.      Pensions

         13.1 There are no agreements, arrangements, customs or practices (whether legally enforceable or not) in operation at the date of this Agreement for the payment of or contribution towards any pensions, allowances, lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any Insider or employee or former employee of the Company or for the benefit of the dependents of any such persons nor has any proposal been announced to establish any such agreement or arrangement other than the Disclosed Pension Scheme (which expression means any such agreement or arrangement referred to in 13.1 as have been disclosed).

         13.2    In relation to each Disclosed Scheme

                 13.2.1 No discretion or power has been exercised under the Pension Scheme in respect of employees or director, former employees or directors, former directors of the Company to:

                          (a)     augment benefits;

                          (b) admit to membership a director or employee who would not otherwise have been eligible for admission to membership;

                          (c) provide in respect of a member a benefit which would not otherwise be provided in respect of such member; or

                          (d) pay a contribution into it which would not otherwise have been paid.

                 13.2.2 The Disclosed Scheme holds no securities issued by, properties leased to or occupied by and has made no loans which are at the date of this Agreement outstanding to, the Company or any Insider.

                 13.2.3 There has been no breach of the trusts of the Disclosed Scheme and there are no actions, suits or claims (other than routine claims for benefits) outstanding pending or threatened against the trustees or administrator of the Disclosed Scheme or against any of the Warrantors or the Company or any other employer which participates in the Disclosed Scheme in respect of any act, event omission or other matter arising out of or in connection with the Disclosed Scheme and to the knowledge, information and belief of the Warrantors there are no circumstances which may give rise to any such claim.

                 13.2.4 All contributions which are payable by the Company in accordance with the provisions of the Disclosed Scheme and all contributions due from its members have been duly made and the Company has fulfilled all its obligations under it; and

                 13.2.5 In the case of a Disclosed Scheme which is not a defined benefit scheme the benefits which are prospectively and contingently payable under the provisions of the Disclosed Scheme are solely such as can be provided by the funds available for each of its members.

               13.2.6       The Disclosed Scheme is not a defined benefit scheme

                 13.2.7 The Disclosed Scheme has been administered in accordance with:

                              (a) the preservation requirements within the meaning of section 69 Pension Schemes Act 1993;

                              (b) the equal access requirements within the meaning of section 118 Pension Schemes Act 1993; and

                              (c) all relevant provisions of the law of the European Communities.

14.      Material Contracts and Customers

         14.1 The Company is not, and has not been since the Accounts Date, a party to any contract, transaction, or arrangement which:

                 14.1.1 is of an unusual or abnormal nature, or outside the ordinary and proper course of business;

                 14.1.2 is otherwise than by way of bargain at arm's length;

                 14.1.3 is of a long-term nature (that is, unlikely to have been fully performed, in accordance with its terms, more than six months after the date on which it was entered into or undertaken);

                 14.1.4 is considered by the Warrantors to be likely to result in a loss to the Company;

                 14.1.5 cannot readily be fulfilled or performed by the Company on time or without undue or unusual expenditure of money or effort;

                 14.1.6 involves payment by or to the Company by reference to fluctuations in the index of retail prices, or any other index, or in the rate of exchange for currency;

                 14.1.7 provides for payment to or by the Company in any currency other than Sterling;

                 14.1.8 is a forward contract or option for the sale or purchase of any commodity or currency;

                 14.1.9 (other than maintenance contracts or the maintenance element of supply contracts) involves or is likely to involve an aggregate consideration payable by the Company in excess of L.10,000 or involves the supply of goods and services by the Company with a net sales value in excess of L.50,000;

                 14.1.10 restricts its freedom to engage in any activity or business or confines its activity or business to a particular place;

                 14.1.11 is a guarantee or contract of indemnity by virtue of which it is trader any actual or contingent liability;

                 14.1.12 by reason of any provision of this Agreement, gives any other contracting party the right to terminate or vary the contract or create or increase any obligation or liability of the Company;

                 14.1.13 means that the Company is, or has agreed to become, a member of any joint venture, consortium or partnership or other unincorporated association;

                 14.1.14 involves the Company in any actual or contingent liability in respect of property which it has previously occupied or in which it had an interest including without limitation in respect of any leasehold land assigned or disposed of by it; or

         14.2    The Company is not party to any contract where:

                 14.2.1 notice of termination has been given or received by the Company or which the Company has reason to believe may be terminated (or not renewed on any renewal date or the expiry of a fixed term) by any other party to it; and

                 14.2.2 the liability or prospective liability of the Company is guaranteed by any person.

         14.3 No offer, quote or tender given or made, by the Company on or before the date of this Agreement is capable of giving rise to a contract by the unilateral act of a third party.

         14.4 In the period of twelve months prior to the date of this Agreement, no substantial customer of the Company:

                 14.4.1       has ceased to trade with the Company;

                 14.4.2 has materially reduced the amount of business which it carries on with the Company; or

                 14.4.3 has materially changed the terms on which it carries on business with the Company,

                 and no indication has been received by the Company or the Warrantors that there will or may be any such cessation, reduction or change.

15.      Insurance

         15.1 The policies of insurance which are maintained by the Company afford the Company adequate cover against such risks as companies carrying on the same type of business as the Company commonly cover by insurance and, in particular, insure the assets of the Company against fire in their full replacement value. The Company is and has at all material times been adequately covered against employer's liability, public liability and professional indemnity liability.

         15.2 The Company is now, and has at all material times been, adequately covered against accident, damage, injury, third party loss (including product liability), loss of profits and other risks normally covered by insurance and has at all times effected such insurances as are required by law.

         15.3 All premiums due in relation to the Company's insurances have been paid and there are no circumstances of which the Warrantors are aware which might lead to any liability under such insurance being avoided by the insurers or the premiums being increased.

         15.4 There is no claim outstanding under any policy of insurance nor to the knowledge, information and belief of any of the Warrantors are there circumstances likely to give rise to a claim.

16.      Finance and Working Capital

         16.1 The total amount borrowed by the Company from its bankers does not exceed its facilities and the total amount borrowed by the Company from whatsoever source does not exceed any limitation on its borrowing contained in its articles of association, or in any debenture or loan stock, trust deed or other document.

         16.2 Full and accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are set out in the Disclosure Letter. Nothing has been done so far as the Warrantors are aware whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

         16.3 The Disclosure Letter contains a statement of all the bank accounts of the Company and of the credit or debit balances on such accounts at the date stated in the Disclosure Letter. Since that date there have been no payments out of any such accounts except for routine payments and the balances on current account are not now substantially different from the balances shown on such statement.

         16.4 No circumstances have arisen which could, with the giving of notice or lapse of time or both, entitle a provider of finance to the Company (other than on a normal overdraft facility) to call in the whole or any part of the monies advanced or to alter the terms of a facility or to enforce a security and no provider of finance to the Company on overdraft facility has demanded repayment or indicated that the existing facility will be withdrawn or reduced or not renewed or that any terms thereof will be altered to the disadvantage of the Company.

         16.5 The Company has not engaged in any borrowing or financing transaction or arrangement which does not appear as borrowings in its statutory accounts.

         16.6 No grants, subsidies and allowances have been applied for or received by the Company from any government, authority, body or agency (whether supra national, national, regional or local) which may at any time be repaid or repayable.

17.      Company Law and Authorities

         17.1 The register of members and the other statutory books of the Company are up to date, have been properly kept and contain an accurate and complete record of the matters with which they should deal and no notice that any of them is incorrect or should be rectified has been received.

         17.2 All such resolutions, returns and other documents required to be delivered to the Registrar of Companies have been duly delivered and are true and accurate and no such resolutions, returns or other documents have been filed in the period of 14 days prior to the date of this Agreement.

         17.3 None of the activities of the Company is ultra rites the Company.

         17.4 No person is or has been a shadow director, as defined by the Companies Act, of the Company for any period who has not for all purposes been a director throughout the same period.

         17.5    No power of attorney given by the Company is in force.

18       Insolvency, etc.

         18.1 No order has been made or petition presented or resolution passed for the winding up of the Company or for an administration order in respect of the Company.

         18.2 No administrative receiver and/or manager has been appointed to the Company's business or assets or any part thereof.

         18.3 No distress, execution or other process which remains undischarged has been levied on the assets of the Company.

         18.4 The Company has not stopped payment to its creditors and is not insolvent within the meaning of section 123 of the Insolvency Act 1986 and the Company has not received a written demand in accordance with section 123(1)(a) of the Insolvency Act 1986.

         18.5 No voluntary arrangement has been approved under Part l of the Insolvency Act 1986 and no compromise or arrangement has been sanctioned under section 425 of the Companies Act in respect of the Company.

         18.6 No disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986 against any officer of the Company or any person who is not such an officer who takes part in the management of the Company.

         18.7 The Company has not been a party to any transaction at an undervalue for the purpose of section 238 of the Insolvency Act 1986 nor has it given or received any preference for the purposes of section 239 of the Insolvency Act 1986, in either case within a period of 2 years ending on the date of this Agreement.

         18.8 There are no facts known to any of the Warrantors which could give rise to any of the events or circumstances referred to in paragraphs 18.1 to 18.7.

19.      Legal Compliance

         19.1 Neither the Company, nor any of its officers, agents or employees (during the course of their duties in relation to the Company) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any act, order, regulation or the like in the United Kingdom or elsewhere.

         19.2 Without limiting the generality of the foregoing, the Company has not done or omitted to do any act or thing in contravention of the provisions of the Restrictive Trade Practices Acts 1976 and 1977, the Fair Trading Act 1973, the Competition Act 1980, Articles 85 and 86 of the Treaty of Rome, the Resale Prices Act 1976, the Trade Descriptions Act 1968, the Consumer Credit Act 1974, the Consumer Protection Act 1987, the Companies Act, the Financial Services Act 1986, the Banking Act 1987 and the Food Safety Act 1990 and all statutory, municipal and other like requirements (including orders and regulations affecting businesses carried on in member states of the European Union) applicable to the business of the Company have been complied with.

20.      Licenses

         20.1 The Company has all licenses and consents required for the carrying on of its business and is not in breach of the terms or conditions of such licenses and consents and so far as the Warrantors are aware, there are no pending or threatened proceedings which might in any way affect such licenses and consents. To the knowledge, information and belief of the Warrantors there is no reason why any of them should be suspended, threatened or revoked or be invalid.

         20.2 There has not been within the six years prior to the date of this Agreement and there is not pending or in existence any investigation or inquiry by, or on behalf of any governmental or other body into the affairs of the Company.

21.      Default

         21.1 The Company has not manufactured, sold or supplied or agreed to manufacture sell or supply any products and/or services which were, or will be, in any respect faulty, defective or dangerous, or which did not or will not comply in any respect with any warranties or representations, expressly or impliedly made by it, or with customers' specifications or with all applicable statutes, regulations, orders or standards.

22.      Litigation

         22.1 Neither the Company nor any person for whose acts or defaults in the matter it may be contractually or vicariously liable is involved in any civil criminal or arbitration proceeding and to the knowledge, information and belief of the Warrantors no such proceeding is pending or threatened against the Company or any such person and there are no facts likely to give rise to such proceeding.

         22.2 There is no unsatisfied judgment or unfulfilled order outstanding against the Company and the Company is not party to any undertaking or assurance given to a court, tribunal or any other person in connection with the determination or settlement of any claim or proceedings.

         22.3 The Company is not in breach of any contract to which it is a party, and so far as the Warrantor are aware, no other party to any such contract is in breach of it. All agreements, rights, commitments, obligations, arrangements and understandings to which the Company is a party are valid and enforceable. To the knowledge, information and belief of the Warrantors there are no grounds for the termination, rescission, avoidance or repudiation of any contract by the, Company or any other party to any such contract.

23.      Events Since the Accounts Date

         Since the Accounts Date:

         23.1 the business of the Company has been carried on in the ordinary and usual course and in the same manner, including nature and scope, as in the financial year ended on the Accounts Date;

         23.2 there has been no material adverse change in the financial or trading position or prospects of the Company including, without limitation, any decrease in turnover (whether by value or by volume) or in the gross or net profits margins, or in liabilities (actual or contingent) or expenses (direct or indirect) of the Company; 23.3 there has been no material reduction (which for this purpose means L.5,000) in the value of the net assets of the Company determined in accordance with the same accounting policies as those applied in the Accounts (on the basis that each of the assets of the Company is valued at a figure no greater than the value attributed to it in the Accounts or, in the case of any of the said assets acquired by the Company after the Accounts Date, at a figure no greater than cost);

         23.4 the business has not been adversely affected by the loss of any contract or customer or source or supply or by any other factor not affecting similar businesses to a like extent;

         23.5 the Company has not acquired, or agreed to acquire, any tangible asset, single Intellectual Property Right or investment having a value in excess of L.10:000 or intangible assets (excluding Stocks), Intellectual Property Rights, or investments having an aggregate value in excess of L.10,000;

         23.6 the Company has not disposed of, or agreed to dispose of, any tangible asset (excluding Stocks), any single Intellectual Property Right or investment either having a value reflected in the Accounts in excess of L.10,000 or acquired since the Accounts Date;

         23.7 the Company has not borrowed any money or raised any money in the nature of borrowings save in accordance with its overdraft facilities.

         23.8 no distributions within the meaning of section 209 ICTA have been declared paid or made save as provided for in the Accounts;

         23.9 no debtor has been released by the Company on terms that the debtor pays less than the face value of the debt, no debt has been subordinated, written down or written off, provided against (in whole or in part), factored or assigned, the Company has not agreed to do any of the foregoing and no debt in excess of L.5000 has proved to be irrecoverable;

         23.10 no provision or reserve included in the Accounts has proved to be inadequate in the light of subsequent circumstances and there are no circumstances which indicate that any such provision or reserve may prove to be inadequate;

         23.11   the Company has not changed its accounting reference date; and

         23.12 other than payments of salary and benefits to directors and employees of the Company no payment has been made by the Company to, or benefit conferred (directly or indirectly) on, any of the Warrantors or any Insider, save as specified in the Disclosure Letter.

24.      Effects of this Agreement

         24.1 To the knowledge, information and belief of the Warrantors (but without having made, any inquiry of such persons) the investment by the investor will not affect the Company's relationship with its suppliers and customers.

         24.2 Neither the customers nor the suppliers of the Company have been informed as to the proposed investment by the Investor in the Company.

25.      Taxation

         Returns, deductions disputes

         25.1 The Company has paid all Taxation which it has become liable to pay and is under no liability to pay any penalty, interest, surcharge or fine in connection with any Taxation.

         25.2 The Company has within any applicable time limits made all such returns, carried out all necessary registrations, provided all information requested by any Taxation Authority by means of full and accurate disclosure of all facts and material circumstances and maintained all such records in relation to Taxation as are required to be made or provided or maintained by the Company.

         25.3 The Company has property operated any and all systems of deduction of Taxation on remuneration which it has given or has been treated as having given to its employees and payment of National Insurance contributions and social security contributions and has complied with all its reporting obligations to all taxation or other appropriate authorities in all jurisdictions and in connection with the benefits provided for existing or former officers employees and directors of the Company.

         25.4 The Company is not involved in any dispute in relation to Taxation and there are no circumstances likely to give rise to such dispute.

         25.5 No Taxation Authority has investigated the Company or given notification that it intends to commence investigation and there are no circumstances likely to give rise to an investigation.

         25.6 The Company has made all deductions in respect of or on account or any Taxation from any payments made by it which it is obliged to make and has accounted in full (where payment has already become due) to the relevant Taxation Authority for all amounts so deducted.

         Base Values, Capital Gains

         25.7 The Company has sufficient records relating to past events to calculate the liability to Taxation or relief which would arise on any disposal or on the realization of any asset owned at the Accounts Date or acquired since that date but before Completion.

         25.8 The value attributed to each asset of the Company in, or for the purposes of the Accounts as at the Accounts Date is such that on any disposal thereof for a consideration equal to such value (and disregarding any right to claim any allowance or relied no liability to Taxation in respect of any gain (including any gain deemed to arise for taxation purposes) will arise.

         25.9 No liability to Taxation will arise on the disposal by the Company of any asset acquired since the Accounts Date for a consideration equal to the consideration actually given for the acquisition.

         25.10 The Company has not made a claim under Sections 152-158, 175,247 TCGA.


         Stamp Duty

         25.11 All stamp registration and transfer taxes and other similar types of duty and levy which are due or which by virtue of acts of the Company prior to the date hereof may become due from the Company or which are required to be paid on documents which give the Company rights have been duly paid.

         25.12 In any case where any documents which give the Company rights are required to be stamped the documents concerned have been duly stamped.

         Group Transactions

         25.13 The Disclosure Letter contains full details of all claims for group or consortium relief or under Part X Ch IV ICTA for the six years preceding the Accounts Date where the Company was either "the surrendering company" or the "claimant company," as these terms are defined in Section 402 ICTA, and the Company is not liable to make any payment for any such relief surrendered or otherwise made available to it.

         25.14 Since the Accounts Date the Company has not made or agreed or arranged to make a surrender of or a claim for group or consortium relief and has not made or received and is not liable to make or entitled to receive a payment for group relief.

         25.15   The Company has not at any time:

                 25.15.1 acquired any asset from any company which at the time of the acquisition was a member of the same group of companies as defined in Section 170 TCGA;

                 25.15.2 acquired an asset as trading stock from a member of the same group where the asset did not form part of the trading stock of any trade carried on by the other member, as mentioned in Section 173(1) TCGA, or disposed of an asset which formed part of the trading stock of any trade carried on by the Company to another member of the same group which acquired the asset otherwise than as trading stock of a trade carried on by the other member, as mentioned in Section 173(2) TCGA;

                 25.15.3 been, and is not liable to be, assessed or charged to corporation tax by virtue of the provisions of Section 190 TCGA and is not entitled to recover or liable to have recovered from it any sums paid pursuant to that section under the provisions of subsection (3) of that section;

                 25.15.4 ceased to be a member of a group of companies in such circumstances that a profit or gain was deemed to accrue to the Company by virtue of
                              Section 178 or 179 TCGA and neither the execution of this Agreement nor Completion, will result in any profit or gain being deemed to accrue to the Company for any Taxation purpose whether pursuant to Section 178 or 179 TCGA or otherwise.

         Taxation Liabilities and Reliefs

         25.16 Other than as provided for or noted in the Accounts no event transaction act or omission has occurred which could result in the Company becoming liable to pay or to bear or to make reimbursement or indemnity in respect of any Taxation which is primarily or directly chargeable against or attributable to any person firm or company other than the Company.

         25.17 The Company has not been party to any transaction or arrangement which could give rise to a liability to Taxation where the consideration received or given by the Company was or, in respect of any transaction or arrangement entered into before the date of this Agreement, will be greater or less than that which would have been received or given if the transaction had been carried out on an arm's length basis.

         25.18 The Company is not liable to Taxation (and has not been and will not be denied any relief) by reason of any interest or other payment by the Company being treated by any Taxation Authority as a distribution or other such similar payment.

         25.19 The Disclosure Letter contains full details of all claims for the set-off of the Company's advance corporation tax ("ACT") against the Company's liability to corporation tax made within the last six years and the Company is not liable to make any payment for ACT surrendered or otherwise made available to it.

         25.20   The Company has not:

                 25.20.1 been a party to, involved in, or connected with any exchange of securities whether or not (by virtue of section 13 5 TCGA) Section 127 TCGA applied to the exchange;

                 25.20.2 carried out or been involved in or connected with any reorganization or scheme of reconstruction or amalgamation whether or not (by virtue of Section 126 or 136 TCGA Section 127 TCGA applied to such reorganization or scheme of reconstruction or amalgamation;

                 25.20.3 carried out or been involved in or connected with any scheme of reconstruction or amalgamation involving a transfer of business assets whether or not Section 139 TCGA applied to the transfer;

                 25.20.4 made or received any exempt distribution within the meaning of Section 213 ICTA and has at no time been a relevant company in relation to an exempt distribution for the purposes of that Section or concerned in an exempt distribution for the purposes of Section 214 ICTA; or

                 25.20.5      made a purchase of its own shares to which
                              Section 219(1) applies.

         Value Added Tax

         25.21 The Company is registered for the purposes of value added tax and has not been required by the Commissioners of Customs & Excise to give security under paragraph 4 (Power to require security and production of evidence) of Schedule 11 (Administration collection and enforcement)VATA..

         25.22 The Company has not at any time been treated as a member of any group of companies for the purposes of Section 43 (Group Companies) VATA and has not applied for treatment as such a member.

         25.23 The Company has not within three years ending on the Accounts Date been in default in respect of any accounting period as the terms "default" and "accounting period" are used in sub-section (1) of Section 19 (the default surcharge) Finance Act 1985.

         25.24 Full details of any claim for bad debt relief under Section 11 (Refund of tax in cases of bad debts) Finance Act 1990 made by the Company are set out or annexed to the Disclosure Letter.

         25.25 The Company is not and has not agreed to become an agent, manager or factor for the purposes of Section 34 VATA of any person who is not resident in the United Kingdom.

         25.26 The Company has not incurred any liability in respect of value added tax (whether to H.M. Customs and Excise or to any other person) by reason of the provisions of paragraph 2(1) Schedule 10 VATA and there are no circumstances whereby the Company could become so liable as a result of a person making an election under that paragraph.

         25.27 Neither the Company nor any relevant associate (within the meaning of paragraph 3(7) Schedule 10 VATA) has made any election under paragraph 2(1) Schedule 10 VATA in respect of any land in, over or in respect of which the, Company has any interest, right or license to occupy and the Company is not aware of any intention to make such an election.

         Gifts

         25.28 There is no unsatisfied liability to capital transfer tax or inheritance tax attached or attributable to the assets of the Company or the shares of the Company and neither the assets nor the shares are subject to any inland Revenue charge as mentioned in Section 237 Inheritance Tax Act 1984.

         25.29 No person has the power under Section 212 Inheritance Tax Act 1984 to raise any capital transfer tax or inheritance tax by the sale or mortgage of or by a terminable charge on any of the Company's assets terminable charge on any of the Company's assets.

         Capital Allowances

         25.30 There are set out in the Disclosure Letter details of all capital allowances claimed in respect of the accounting period of the Company ended on the Accounts Date in respect of each asset or pool of assets for which separate computations of capital allowances are required to be made or, as a result of any election, are made.

         25.31 The book value of each of the assets or pool of assets of the Company in or adopted for the purpose of the Accounts does not exceed the written down value of such asset or pool of assets for the purposes of CAA 1990.

         25.32 No balancing charge pursuant to CAA 1990 (or other legislation relating to any capital allowances) will be made on the Company on any disposal of any or all such assets for a consideration equal to or less than the value of such asset or assets in the Accounts.

         25.33 The Company has not incurred any expenditure on the provision of any capital allowance bearing asset for leasing.

         25.34 The Company has not made any election under Section 37 CAA 1990 nor is it taken to have made any such election under
                 Section 37(8)(c) CAA 1990.

         25.35 No transaction has been entered into by virtue of which Sections 75 or 157 CAA 1990 are applicable.

         25.36 None of the assets for which a capital allowance has been or is capable of being made to the Company has been disposed of or ceased to be used for the purpose of its trade since the Accounts Date.

         25.37 None of the assets, expenditure on which has qualified for a capital allowance under the CAA 1990 Part I (industrial buildings), has at any time since such expenditure was incurred been used otherwise than as an industrial building or structure as defined in Section 18 CAA 1990.

         General

         25.38 The Company has not since the Accounts Date entered into or been a party to any transaction which will or may give rise to a liability to Taxation other than any Taxation arising in the ordinary, course of business;

         25.39 The Company is not under any obligation to make any payment of interest or other similar type of payment which will not be wholly allowable as a deduction in computing its taxable profits in the accounting period (or other relevant period) in which such amount is treated as an expense in the accounts of the Company or (if earlier) in which such amount is paid.

         25.40 The Company is not liable and has not been liable to Taxation in any jurisdiction other than the United Kingdom.

         25.41 The Company is and at all times has been resident in the United Kingdom for the purposes of Taxation and has not been resident outside the United Kingdom for any double Taxation arrangements.

         25.42 The Company has not made any repayment of share capital or issued any share capital as paid up otherwise, than by the receipt of new consideration,

         25.43 The Company has no outstanding liability for any form of Taxation in respect of any salary, remuneration, benefits or expenses paid to any of the Managers prior to Completion.

                                   SCHEDULE 4

                   FORM OF RESIGNATION OF DIRECTOR/SECRETARY


To:      The Directors
         [NAME] Limited


Dear Sirs:

[                ] Limited ("the Company")

         I hereby resign from my office as Director/the Secretary of the Company and acknowledge that I have no claim whatsoever against the Company in respect of loss of office, redundancy or unfair dismissal and that I have no other claim or right of action against the Company whatsoever.

SIGNED BY [NAME]
AS A DEED
in the presence of:



Witness's Signature:
Name:
Address:

Occupation:

                                   SCHEDULE 5

                               SUPPLEMENTAL DEED


         This SUPPLEMENTAL DEED is made the ____________, 19___ between:

         1.      ________________________ of _________________________________
(the "Transferee"); and

         2. Timeline Europe Limited (Company Number: ________) whose registered office is at __________________________________________ (the
"Company"); and

         3. All the parties to the Subscription Agreement (as hereinafter defined) including any person who has entered into a Supplemental Deed pursuant to the Subscription Agreement.

BACKGROUND

         A. Under the terms of an agreement dated ______________, 1997 (the "Subscription Agreement") and entered into between the Managers (as defined therein) (1) Timeline Inc., (2) the Investor (as defined therein), and
(3) the Company, (4) [and to which ___________________ of
_________________________ is a party by virtue of a Supplemental Deed dated
___________ [NAME OF TRANSFEROR]] (the "Transferor") has sold and transferred to the Transferee [insert number and type of shares] subject to the Transferee entering into this Supplemental Deed.

         B. The Transferee wishes to accept such shares subject to such condition and to enter into this Supplemental Deed pursuant to the Subscription Agreement.

IT IS AGREED as follows:

         1. Expressions defined in the Subscription Agreement shall (unless the context otherwise requires) have the same meaning when used in this Supplemental Deed.

         2. The Transferee hereby undertakes to and covenants with all the parties hereto and to the Subscription Agreement (including any person who has entered into a Supplemental Deed pursuant to the Subscription Agreement) to comply with the provisions of and to perform all the obligations in the Subscription Agreement so far as they may remain to be observed and performed as if the Transferee had been a party to the Subscription Agreement [as a Manager] [as T.I.] [as an Investor] in place of the Transferor. Subject to Clause 3, the Transferor shall be released from the provisions of the Subscription Agreement, which shall be construed and shall apply accordingly.

         3. Nothing herein contained shall as between the Transferor and the Investor amount to a waiver of nor in any way affect the rights of the Investor arising from any breach prior to the date hereof any of the Transferor's obligations under the Subscription Agreement or from any breach of the Warranties.

         4. The Transferee shall have no liability for any costs, claims, damages or liabilities arising from the Subscription Agreement by reason of an act or omission prior to the date hereof.

         5. The Transferee, for the avoidance of doubt, is hereby acknowledged not to be represented in the terms of the Warranties.

         This document is executed as a deed and is delivered on the date stated at the beginning of this deed.

                                   SCHEDULE 6

                                   PROPERTIES

Description                    Use               Tenure/Class of Title

500 Chiswick High Road         Offices           License terminable on 6 months
London W4 5RG                                    notice.

                                   SCHEDULE 7

1. No claim shall be made against the Warrantors or any of them in respect of a breach of a warranty or representation other than those contained in this Agreement and the documents contemplated by or relating to this Agreement and the investor confirms that she has not relied on any representation or warranty or undertaking of any person which is not contained in this Agreement or the documents contemplated by or relating to this Agreement.

2. The Warrantors shall not be liable, under the Warranties to the extent that any breach thereof or liability thereunder occurs or arises as a result of or is otherwise attributable to any legislation not in force at the date hereof or any change in law or Governmental practice which takes effect retroactively or occurs as a result of any increase in the rates of taxation in force at the date hereof or occurs as a result of or is otherwise attributable to the Company or any Group Company after Completion disclaiming any part of the benefit of capital allowances against taxation claimed or proposed to be claimed on or before the date hereof.

3 The Investor shall not be entitled to claim that any Fact or matter or circumstance constitutes a misrepresentation or breach of any of the Warranties to the extent that such fact, matter or circumstance:

         (a)     has been specifically disclosed in the Accounts or;

         (b) would be disclosed by a search against the Company or any Group Company at the Companies Registry as at the date hereof

4. liability shall attach to the Warrantors in respect of a misrepresentation or breach of any of the Warranties to the extent that:

         (a) specific provision or specific reserve in respect thereof has been made in ale Accounts; or

         (b) the amount of such liability is covered by a policy of insurance effected by the Company or Group Company which is validly in force at Completion.

5. A breach of any Warranty which is remediable shall not entitle the Investor to compensation if the breach is remedied in full within 30 days of the Investor notifying the Warrantors of the relevant facts.

6. The Warrantors shall be entitled to require the Investor or the Company at the expense of the Warrantors to take all such reasonable steps as the Warrantors may reasonably consider necessary in order to mitigate any claim for breach of any of the Warranties provided that the Investor shall not be required to wind up the Company or commence any litigation and the Investor shall procure (to the extent she is able) that the Company shall act in accordance with any such reasonable requirements of the Warrantors subject to the Investor and/or the Company and/or Group Company being indemnified and secured by the Warrantors against the Warranty claim and all liabilities, costs and expenses incurred in connection therewith.

7. If any of the Warrantors pays to the Investor or the Company or a Group Company an amount in respect of a breach of any of the Warranties and the Investor or the Company or Group Company subsequently recovers from a third party a sum which compensates the Investor or the Company for that breach of Warranty the Investor shall (where the Warrantor have made payment to the Investor) forthwith repay or (where the Warrantors have made payment to the Company) procure so far as she is able the repayment by the Company or Group Company to the Warrantors in proportion to the amount so paid by them so much of the amount paid by the Warrantors as does not exceed the sum recovered from such third party less all costs and expenses incurred by the Investor and the Company and any Group Company in obtaining that payment and in recovering that sum from such third party.

EXECUTED as a deed by             )                /s/ Michael George Evans
MICHAEL GEORGE EVANS              )
in the presence of:               )



EXECUTED as a deed by             )                /s/ Noel Lavery
NOEL LAVERY                       )
in the presence of:               )



EXECUTED as a deed by             )                /s/ Mark Gray
MARK GRAY                         )
in the presence of:               )



EXECUTED as a deed by             )                /s/ William Seddon
WILLIAM SEDDON                    )
in the presence of:               )



EXECUTED as a deed by             )                /s/ Ian McNaught Davis
IAN McNAUGHT-DAVIS                )
in the presence of:               )



EXECUTED as a deed by             )                /s/ Nigel Pendse
NIGEL PENDSE                      )
in the presence of:               )



EXECUTED as a deed by             )                /s/ Joanne Scully
JOANNE SCULLY                     )
in the presence of:               )



EXECUTED as a deed by             )                /s/ Carl Geoffrey Thomas
CARL GEOFFREY THOMAS              )
in the presence of:               )

EXECUTED as a deed by             )                /s/ John Walder
JOHN WALDER                       )
in the presence of:               )



EXECUTED as a deed by             )                /s/ Tracy Ellesmere
TRACY ELLESMERE                   )
in the presence of:               )



EXECUTED as a deed by             )                /s/ Michael Evans, Director
TIMELINE EUROPE LIMITED           )
acting by                         )                /s/ Carl Thomas, Secretary



EXECUTED as a deed by             )                /s/ Jean Harvey
JEAN HARVEY                       )
in the presence of:               )



EXECUTED as a deed by             )                /s/ Charles Osenbaugh
TIMELINE INC acting by            )                President and Chief Executive
its duly authorized attorney      )                Officer
Charles Osenbaugh